As filed with the  Securities  and Exchange  Commission on June 23, 2006
                                      An Exhibit List can be found on page II-4.
                                                     Registration No. 333-133997

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 Amendment No.1
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Cintel Corp.
                 (Name of small business issuer in its charter)

            Nevada                         3571                    52-2360156
            ------                         ----                    ----------
   (State or jurisdiction of    (Primary Standard Industrial     (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                     9900 Corporate Campus Drive, Suite 3000
                              Louisville, KY 40223
                                 (502) 657-6077
          (Address and telephone number of principal executive offices)

                   Dong Sung b/d 7floor, #158-9, Samsung-Dong
                                   Kangnam-Gu
                              Seoul, Korea 135-090
                    (Address of principal place of business)

                                  Sang Don Kim
                     9900 Corporate Campus Drive, Suite 3000
                              Louisville, KY 40223
                                 (502) 657-6077
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Gregory Sichenzia, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                        CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of each class of securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be registered                      Registered(1)        Security(2)             Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common Stock, $.001 par value                              11,000,000(3)         $0.18              $1,980,000.00        $211.86

Common Stock, $.001 par value                              15,438,100(4)         $0.18              $2,778,858.00        $297.34

Common Stock, $.001 par value                              17,862,449(5)         $0.18              $3,215,240.82        $344.03
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                      44,300,549            $0.18              $7,974,098.82        $853.23 (6)
======================================================= ================= ==================== ===================== ==============

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the bid and ask price as reported on the OTC Bulletin Board on May 8, 2006, which was $0.18 per share.
(3) Represents shares of common stock issuable upon conversion of $440,000 aggregate principal amount of convertible notes with a conversion price of $0.04 per share.
(4) Represents shares of common stock issuable upon conversion of $2,161,334 aggregate principal amount of convertible notes with a conversion price of $0.14 per share.
(5) Represents shares of common stock issuable upon conversion of $6,251,857 aggregate principal amount of convertible notes with a conversion price of $0.35 per share.
(6)      Previously paid.

         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES OFFERED HEREBY MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 23, 2006

                                  Cintel Corp.
                              44,300,549 Shares of
                                  Common Stock

         This prospectus relates to the sale by the selling stockholders of 44,300,549 shares of our common stock, which shares are issuable upon conversion of an aggregate of $8,853,191 principal amount of convertible notes. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, in negotiated transactions or through any other means described in the section entitled "Plan of Distribution" beginning on page 7 of this prospectus. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "CNCN.OB." The closing sale price for our common stock on June 22, 2006 was $0.160 per share.

            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 2.

         We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
Prospectus Summary.............................................................................   1
Risk Factors...................................................................................   2
Forward Looking Statements.....................................................................   5
Use of Proceeds................................................................................   5
Selling Stockholders...........................................................................   5
Plan of Distribution...........................................................................   7
Market for Common Equity and Related Stockholder Matters.......................................   8
Management's Discussion and Analysis of Financial Condition and Results of Operations..........   9
Description of Business........................................................................  13
Description of Property........................................................................  19
Legal Proceedings..............................................................................  19
Management.....................................................................................  20
Executive Compensation.........................................................................  21
Security Ownership of Certain Beneficial Owners and Management.................................  21
Certain Relationships and Related Transactions.................................................  22
Description of Securities......................................................................  23
Indemnification for Securities Act Liabilities.................................................  23
Legal Matters..................................................................................  24
Experts........................................................................................  24
Available Information..........................................................................  24
Index to Consolidated Financial Statements..................................................... F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                  CINTEL CORP.

         On September 30, 2003, we acquired 100% of the issued and outstanding capital stock of CinTel Co., Ltd, a Korean corporation, and began to carry on the business of developing, manufacturing and distributing Internet Traffic Management solutions for businesses and consumers in Korea. Internet Traffic Management solutions are used to manage, control and improve the performance of high traffic web sites. Our principal Internet Management Solutions products include: iCache, PacketCruz(TM) iLog, and PacketCruz(TM) i2one.

         For the years ended December 31, 2005 and December 31, 2004, we incurred net losses of $1,637,132 and $1,771,256, respectively. As of December 31, 2005 we had a working capital surplus (current assets less current liabilities) of $3,724,152 and an accumulated deficit of $6,426,265. At March 31, 2006, the Company had a working capital surplus of $3,608,697 and an accumulated deficit of $6,647,960.

         Our principal executive offices are located at 9900 Corporate Campus Drive, Suite 3000, Louisville, Kentucky 40223. Our phone number is (502) 657-6077. We are a Nevada corporation.

                                  THE OFFERING

Common stock outstanding before the offering.............   87,180,203 shares.

Common stock offered by selling stockholders.............   44,300,549 shares,  which includes  11,000,000 shares of
                                                            common   stock  issued  upon   conversion   of  $440,000
                                                            principal amount of convertible  notes with a conversion
                                                            price of $0.04 per  share,  15,438,100  shares of common
                                                            stock issued upon  conversion  of  $2,161,334  principal
                                                            amount of convertible  notes with a conversion  price of
                                                            $0.14 per share,  and 17,862,449  shares of common stock
                                                            issued upon  conversion of $6,251,857  principal  amount
                                                            of  convertible  notes with a conversion  price of $0.35
                                                            per share.

Common stock to be outstanding after the offering.........  87,180,203 shares.

Use of proceeds...........................................  We will not  receive any  proceeds  from the sale of the common stock hereunder.

OTCBB Symbol..............................................  CNCN.OB

                                  RISK FACTORS

         Any investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock. We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

RISKS RELATED TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE AND WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

         For the years ended December 31, 2005 and December 31, 2004, we incurred net losses of $1,637,132 and $1,771,256, respectively. As of December 31, 2005 we had a working capital surplus (current assets less current liabilities) of $3,724,152 and an accumulated deficit of $6,426,265. At March 31, 2006, the Company had a working capital surplus of $3,608,697 and an accumulated deficit of $6,647,960. There can be no assurance that future operations will be profitable. Our failure to increase our revenue significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenue grows more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

WE MAY FAIL TO ANTICIPATE AND ADAPT TO MARKET CHANGES, WHICH COULD IMPAIR OUR ABILITY TO REMAIN COMPETITIVE AND HARM OUR MARKET SHARE.

         Our success depends in part on our ability to anticipate rapidly changing market trends, and to adapt our products to meet the changing needs of Internet Traffic Management technology. Internet Traffic Management technology is characterized by frequent and often dramatic changes. This environment of rapid and continuous change presents significant challenges to our ability to develop new products for our target markets. If we fail to develop, gain access to and use leading technologies in a cost-effective and timely manner, maintain close working relationships with current and potential customers and expand our technical and design expertise in a manner that meets these changing market needs, we may lose our customers to competitors who may better anticipate changing market trends. If we are unable to compete effectively in the market for Internet Traffic Management and maintain or increase our market share, our business, financial condition and operating results could be adversely affected.

IF THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS IS INADEQUATE, OUR ABILITY TO COMPETE SUCCESSFULLY COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS.

         We regard our patents, copyrights, trademarks, trade secrets and similar intellectual property as critical to our success. We rely on a combination of patent, trademark and copyright law and trade secret protection to protect our proprietary rights. Nevertheless, the steps we take to protect our proprietary rights may be inadequate. Detection and elimination of unauthorized use of our products is difficult. We may not have the means, financial or otherwise, to prosecute infringing uses of our intellectual property by third parties. Further, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which we will sell our products and offer our services. We are attempting to sell our products in countries and continents where we have not been granted patent protection. It is possible that in those locations a third party may make an infringing use of our technology and compete for the same market. If we are unable to protect or preserve the value of our patents, trademarks, copyrights, trade secrets or other proprietary rights for any reason, our business, operating results and financial condition could be harmed.

         Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims that our products infringe upon the proprietary rights of others or that proprietary rights that we claim are invalid. Litigation may also be necessary to enforce the contractual arrangements which we have entered into to protect our intellectual property rights, but, there can be no assurance that the courts would enforce such arrangements. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation.

         Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned. If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation, which could distract technical and management personnel. If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties. Further, as a result of infringement claims either against us or against those who license technology to us, we may be required, or deem it advisable, to develop non-infringing intellectual property or enter into costly royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms that are acceptable to us, or at all. If a third party successfully asserts an infringement claim against us and we are required to pay monetary damages or royalties or we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, it could significantly harm our business.

WE MAY NOT BE ABLE TO DEVELOP THE NEW PRODUCTS THAT WE NEED TO REMAIN
COMPETITIVE.

         Our future success depends on our ability to successfully identify new product opportunities, develop and bring to market new products and integrate new products and respond effectively to technological changes and product developments by our competitors. We are currently developing new products, as well as new applications of our existing products. However, the complexity of our products makes the process of internally researching, developing, launching and gaining client acceptance of a new product or a new application to an existing product is inherently risky and costly. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and applications. Our products may not adequately meet the requirements of our current or prospective customers. Any failure by us to successfully design, develop, test and introduce such new products, or the failure of our recently introduced products to achieve market acceptance, could prevent us from maintaining existing customer relationships, gaining new customers or expanding our markets and could have a material adverse effect on our business, financial condition and results of operations. Any failure by us to accurately predict what competitors will develop and bring to market could also have a material adverse effect on our performance results.

OUR SUCCESS DEPENDS ON THE CONTINUING SERVICE OF SANG DON KIM, OUR
PRESIDENT, CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR. IF MR. KIM WERE TO LEAVE, THIS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS AND FINANCIAL CONDITION.

         Changes in management could have an adverse effect on our business. We are dependent upon the active participation of Mr. Sang Don Kim, our President, Chief Executive Officer and sole director. We have not entered into an employment agreement with Mr. Kim. While Mr. Kim does not have any plans to retire or leave our company in the near future, the failure to retain the service of Mr. Kim could have a material adverse effect on our operating results and financial performance. We do not maintain key life insurance policies for any of our executive officers or other personnel.

RISKS RELATED TO OUR SECURITIES:

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES INCLUDED IN THIS PROSPECTUS WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS AND COULD CAUSE A CHANGE IN CONTROL OF OUR COMPANY.

         As of June 22, 2006, we had 87,180,203 shares of common stock issued and outstanding and convertible notes outstanding that may be converted into 44,300,549 shares of common stock which are registered for resale pursuant to this prospectus. The issuance of shares upon conversion of the convertible notes will result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Based on the current number of shares of our common stock outstanding, conversion of all of the outstanding convertible notes will result in a change in control of our company. As a result, the holders of out outstanding convertible notes upon conversion will have significant influence to: elect or defeat the election of our directors, amend or prevent amendment of our articles of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the shareholders for vote. Accordingly, upon conversion of the convertible notes our outside stockholders may be unable to influence management and exercise control over our business.

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

         The public market for our common stock has historically been very volatile. During the past two years and subsequent interim quarterly periods the market price for our common stock has ranged from $0.02 to $0.70 (See "Market for Common Equity and Related Stockholder Matters" on page 9 of this prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. As of June 22, 2006 the average daily trading volume of our common stock over the past three months was approximately 173,035 shares. The last reported sales price for our common stock on June 22, 2006 was $0.16 per share. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

          o    that  a  broker  or  dealer   approve  a  person's   account  for
               transactions in penny stocks; and

          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and

          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and

          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

         Information in this prospectus contains forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. A description of key factors that have a direct bearing on our results of operations is provided above under "Risk Factors" beginning on page 2 of this prospectus.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

                              SELLING STOCKHOLDERS

         The following table sets forth the common stock ownership and other information relating to the selling stockholders as of June 22, 2006. The selling stockholders acquired their securities pursuant our private placement financing transactions completed during October, November and December of 2005. The material terms of such transactions are described under "Liquidity and Capital Resources" beginning on page 10 of this prospectus. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.


                                              Number of Shares of Common     Maximum Number of Shares of       Number of Shares of
                                                      Stock Owned              Common Stock to be Sold         Common Stock Owned
Name of Selling Stockholder                      Prior to the Offering       Pursuant to this Prospectus       After the Offering
---------------------------                      ---------------------       ---------------------------       ------------------
                                                                                                               Number       Percent
                                                                                                               ------       -------
Equinox Partners Inc.                                   2,817,000                    2,817,000 (1)                   0          0%

Eun Suk Shin                                              704,000                      704,000 (2)                   0          0%

Jin Yong Kim                                              206,643                      206,643 (3)                   0          0%

Joo Chan Lee                                            3,200,000                    3,200,000 (4)                   0          0%

Jun Ro Kim                                              3,450,000                    3,450,000 (5)                   0          0%


Kei Wook Lee                                            2,254,143                    2,254,143 (6)                   0          0%

Meung Jun Lee                                              68,857                       68,857 (7)                   0          0%

Moon Soo Park                                             563,429                      563,429 (8)                   0          0%

Overnet Co., Ltd.                                       1,408,000                    1,408,000 (9)                   0          0%

Sang Ho Han                                             3,450,000                    3,450,000 (5)                   0          0%

Sang Yong Oh                                            1,803,043                    1,803,043 (10)                  0          0%

Se Jung Oh                                                345,000                      345,000 (11)                  0          0%

SeokKyu Hong                                            1,408,000                    1,408,000 (12)                  0          0%

Su Jung Jun                                               345,000                      345,000 (11)                  0          0%

Sun Kug Hwang                                             345,000                      345,000 (11)                  0          0%

Sung Min Chang                                            169,063                      169,063 (13)                  0          0%

Tai Bok Kim                                            19,400,000                   19,400,000 (14)                  0          0%

Woo Young Moon                                          1,377,600                    1,377,600 (15)                  0          0%

Yeun Jae Jo                                               281,771                      281,771 (16)                  0          0%

YungMi Lee                                                704,000                      704,000 (17)                  0          0%

TOTAL SHARES OFFERED                                                                44,300,549
                                                                                    ==========

          (1) Represents shares of common stock issued upon conversion of $985,950 principal amount of convertible notes at a conversion price of $0.35 per share. Mr. Shin, Chang Ho has voting and dispositive control over the securities held by Equinox Partners Inc.
          (2) Represents shares of common stock issued upon conversion of $246,400 principal amount of convertible notes at a conversion price of $0.35 per share.
          (3) Represents shares of common stock issued upon conversion of $28,930 principal amount of convertible notes at a conversion price of $0.14 per share.
          (4) Represents: (a) 2,400,000 shares of common stock issued upon conversion of $336,000 principal amount of convertible notes with a conversion price of $0.14 per share; and (b) 800,000 shares of common stock issued upon conversion of $280,000 principal amount of convertible notes at a conversion price of $0.35 per share.
          (5) Represents shares of common stock issued upon conversion of $483,000 principal amount of convertible notes at a conversion price of $0.14 per share.
          (6) Represents shares of common stock issued upon conversion of $788,950 principal amount of convertible notes at a conversion price of $0.35 per share.
          (7) Represents shares of common stock issued upon conversion of $9,640 principal amount of convertible notes at a conversion price of $0.14 per share.
          (8) Represents shares of common stock issued upon conversion of $197,200 principal amount of convertible notes at a conversion price of $0.35 per share.
          (9) Represents shares of common stock issued upon conversion of $492,800 principal amount of convertible notes at a conversion price of $0.35 per share. Mr. Shin, Chang Ho has voting and dispositive control over the securities held by Overnet Co., Ltd.
          (10) Represents: (a) 1,000,000 shares of common stock issued upon conversion of $40,000 principal amount of convertible notes at a conversion price of $0.04 per share; and (b) 803,043 shares of common stock issued upon conversion of $281,065 principal amount of convertible notes at a conversion price of $0.35 per share.

          (11) Represents shares of common stock issued upon conversion of $48,300 principal amount of convertible notes at a conversion price of $0.14 per share.
          (12) Represents shares of common stock issued upon conversion of $492,800 principal amount of convertible notes at a conversion price of $0.35 per share.
          (13) Represents shares of common stock issued upon conversion of $59,172 principal amount of convertible notes at a conversion price of $0.35 per share.
          (14) Represents: (a) 10,000,000 shares of common stock issued upon conversion of $400,000 principal amount of convertible notes at a conversion price of $0.04 per share; (b) 3,450,000 shares of common stock issued upon conversion of $483,000 principal amount of convertible notes at a conversion price of $0.14 per share; and (c) 5,950,000 shares of common stock issued upon conversion of $2,082,500 principal amount of convertible notes at a conversion price of $0.35 per share. As of June 22, 2006, Tai Bok Kim beneficially owned approximately 22.25% of our outstanding common stock.
          (15) Represents shares of common stock issued upon conversion of $192,864 principal amount of convertible notes at a conversion price of $0.14 per share.
          (16) Represents shares of common stock issued upon conversion of $98,620 principal amount of convertible notes at a conversion price of $0.35 per share.
          (17) Represents shares of common stock issued upon conversion of $246,400 principal amount of convertible notes at a conversion price of $0.35 per share.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock issuable upon conversion of our outstanding convertible notes to permit the resale of these shares of common stock by the selling stockholders named in this prospectus from time to time. We will not receive any proceeds from the sale of shares of common stock in this offering. We will bear all fees and expenses incident to the registration of the shares of common stock offered hereby.

         The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

          o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
          o    in the over-the-counter market;
          o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
          o through the writing of options, whether such options are listed on an options exchange or otherwise;
          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o    privately negotiated transactions;
          o    short sales;
          o    sales pursuant to Rule 144;
          o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
          o    a combination of any such methods of sale; and
          o    any other method permitted pursuant to applicable law.

         If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling stockholders may pledge or grant a security interest in some or all of the senior convertible notes or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

         The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol CNCN. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                                           Fiscal 2006         Fiscal 2005          Fiscal 2004
                                                                            ------------------- ---------------------
              Fiscal Quarter                              High       Low        High      Low       High       Low
              ---------------------------------------- ---------- --------- --------- --------- ---------- ----------
              First Quarter Ended March 31                $0.29     $0.14       $0.17     $0.02     $0.70     $0.10
              Second Quarter Ended June 30                 ---        ---       $0.08     $0.02     $0.21     $0.07
              Third Quarter Ended September 30             ---        ---       $0.05     $0.02     $0.13     $0.06
              Fourth Quarter Ended December 31             ---        ---       $0.37     $0.03     $0.14     $0.02

HOLDERS

         As of June 22, 2006, our shares of common stock were held by approximately 161 stockholders of record. The transfer agent of our common stock is Corporate Stock Transfer, Inc.

DIVIDENDS

         We have not previously declared or paid any dividends on our common stock and we do not anticipate declaring any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: (1) we would not be able to pay our debts as they become due in the usual course of business; or (2) our total assets would be less that the sum of our total liabilities.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

         The information in this registration statement contains forward-looking statements. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

         The following discussion and analysis should be read in conjunction with the consolidated financial statements of Cintel Corp. included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004
                                                                                                        (Unit: USD)
---------------------------------------- ------------------------------------- --------------------------------------
                                                      12/31/2005                            12/31/2004
---------------------------------------- ------------------------------------- --------------------------------------
Revenue                                                        2,208,460                               1,525,503
---------------------------------------- ------------------------------------- --------------------------------------
Cost of sales                                                  1,874,451                               1,329,339
---------------------------------------- ------------------------------------- --------------------------------------
Gross Profit                                                     334,009                                 196,164
---------------------------------------- ------------------------------------- --------------------------------------
Expenses                                                       1,696,529                               2,076,304
---------------------------------------- ------------------------------------- --------------------------------------
Operating (Loss)                                             (1,362,520)                             (1,880,140)
---------------------------------------- ------------------------------------- --------------------------------------
Loss Before Income Taxes                                     (1,904,932)                             (2,075,087)
---------------------------------------- ------------------------------------- --------------------------------------

         Fiscal Year 2005 and 2004 revenues totaled approximately $2.21 million and approximately $1.53 million, respectively, which reflects an increase of approximately $.68 million, a relative increase of 44.8%. The increase in revenue for the fiscal year ended December 31, 2005 as compared to the previous year was primarily attributable to an increase in solution based merchandise sales, which represented an increase in revenue of approximately $ 0.74 million, and to work with strategic alliance partners such as KT (Korea Telecom), Hyundai HDS, which represented an increase in revenue of approximately $0.72 million. This increased revenue is mainly achieved by Korea Museum project with KT. In the upcoming year, the company expects significant new revenues by opening up a new market with a strong strategic alliance with Hyundai HDS, which has influence in the finance market and other industries.

         The cost of sales for the fiscal year 2005 and 2004 was $1.87 million and $1.33 million, respectively, a relative increase of 41%, primarily attributable to the relative increase in revenue. Our gross margins for the fiscal years ended December 31, 2005 and 2004 increased from 15% to 13%, respectively, especially due to high margin project of Korea Museum project.

         Total expenses for the fiscal years ended December 31, 2005 and 2004 totaled approximately $1.7 million and approximately $2.08 million, respectively, resulting in a decrease of $.38 million or 18.3 %. The decrease in total expenses in absolute dollars was primarily due to a reduction of fixed charges through restructuring that mainly applied to sales and service related to human resources.

         The operating loss from fiscal year 2005 and 2004 totaled $1.36 million and $1.88 million respectively. Total loss before income taxes for fiscal year 2005 and 2004 totaled $1.94 million and $2.08 million respectively.

         Management believes the Internet Traffic Management ("ITM") market continues to expand globally in the near future due to an increase in Web-based applications, server based applications and more process intensive processes in Web-based interfaces in the market. The company can expect to show additional revenue and profits in the coming quarters with the strong relationships it has with its enterprise level customers. In accordance with the directive of the board of directors, management will use the balance of fiscal year 2006 to expand its products and markets. In the Korea, CinTel plans to leverage its alliance with Hyundai HDS and expand the solution portfolio from the single ITM solutions to include more enterprise IT solutions, including security products with Hyundai HDS. We believe this partnership with HDS will continue to enable growth for CinTel in the current IT environment. CinTel is also taking steps to establish several business partnerships in the United States. We have not yet entered into any agreements to provide your solutions in the United States. Additionally, CinTel plan to study other markets to enter where we believe we will be able to leverage our distribution channels and product strengths.

         CinTel has selected "digital content with ITM" as a new target market and plans to launch an online game business in 2006 to help boost sales and secure growth within the company. In December 2005 we applied for a game server patent that will be used to manage traffic of online game servers. Our strategy for online gaming is not to develop online games but to enter the online game market by a potential acquisition of an online Korean game company. As CinTel positions itself as an Online game publisher CinTel plans to expand into China, Japan, other Asian countries, Europe and North America with additional licensing of qualified Korean online games.


Three Months Ended March 31, 2006 compared to Three Months Ended March 31, 2005

                                                                                                     (Unit: USD)
---------------------------------------- ------------------------------------- --------------------------------------
                                                      3/31/2006                              3/31/2005
---------------------------------------- ------------------------------------- --------------------------------------
Revenue                                                          2,321,699                               126,518
---------------------------------------- ------------------------------------- --------------------------------------
Cost of sales                                                    2,188,029                               111,678
---------------------------------------- ------------------------------------- --------------------------------------
Gross Profit                                                       133,670                                14,840
---------------------------------------- ------------------------------------- --------------------------------------
Expenses                                                           481,093                               505,179
---------------------------------------- ------------------------------------- --------------------------------------
Operating (Loss)                                                  (347,423)                             (490,339)
---------------------------------------- ------------------------------------- --------------------------------------
Loss Before Income Taxes                                          (276,736)                             (623,729)
---------------------------------------- ------------------------------------- --------------------------------------

In the first quarter of 2006 and 2005 revenues totaled approximately $2.32 million and approximately $0.13 million, respectively, which reflects an increase of approximately $2.19 million, or an increase of 1,735%. The main reason for this increase of revenue is attributable to the work with the Republic of Korea Air Force for the supply of network equipment. The Company generated revenue of approximately $1.95 million from such work with the Republic of Korea Air Force during the first quarter of 2006. In addition, approximately $0.25 million of the revenue generated during the first quarter of 2006 is derived from the global system integration project in Hyundai Heavy Industries plants located in Kuwait, in consortium with KT Corp. In the future, the Company expects significant new revenues to be generated by opening up a new market with the products distributed by Hyundai HDS and KT Corp. Strong strategic alliances with groups such as Hyundai HDS and KT Corp will allow us to diversify our product offerings with a more well rounded total IT solutions.

Cost of sales also increased significantly from $111,678 in the first quarter of 2005 to $2,188,029 in the first quarter of 2006, and gross profit increased from $14,840 in the first quarter of 2005 to $133,670 in the first quarter of 2006. The increase in cost of sales and gross margins for the first quarter of 2006 compared to the previous year was primarily attributable to the relative increase in revenue. While revenue increased 1,735% the actual gross profit only increased by 801%. This was due to the fact that some items in the transactions were third party equipment with less gross margin that our product line and thus there was less profit on their sale.

Despite our increase in revenues, our operating expenses decreased. Total expenses for the first quarter of 2006 and 2005 totaled approximately $0.48 million and approximately $0.51 million, respectively, resulting in a decrease of 5%. The decrease in total expenses was primarily due to a reduction of fixed charges through restructuring that mainly applied to sales and services related to human resources within the Company. These changes included reduction in staff, reductions in entertainment fees, reductions in travel expenses and reductions in office equipment purchases.

The operating loss for the first quarter of 2006 and 2005 totaled $0.35 million and $0.49 million respectively due primarily to the increase of gross profit and decrease of expenses discussed above. Total loss before income taxes the first quarter of 2006 and 2005 totaled $0.28 million and $0.62 million respectively due to the increase of interest and other income and decrease of interest expense.


LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2006, CinTel had cash and cash equivalents totaling $1.79 million. At March 31, 2006, the Company had a working capital surplus of $3,608,697 and an accumulated deficit of $6,647,960. Management believes it has the resources necessary to maintain its current business operations for at least twelve months from the date this report was filed.

CASH FLOWS FROM OPERATING ACTIVITIES

During the first quarter of 2006, cash flow from operating activities had a net reduction of approximately $1.18 million. The main reason for this reduction of cash is attributable to the increase of accounts receivable, inventory, advance payments in spite of the decrease net loss. Almost all the accounts receivable occured in the first quarter and collect to the next quarter. So, the company expects that cash flow will get better to the next quarter. Inventory and Advanced payments were increased by more "just in time" ordering of technology parts for equipment.

CASH FLOWS FROM INVESTING ACTIVITIES

During the first quarter of 2006, cash flow from investing operating activities had a net reduction approximately $0.45 million where we had no numbers in 2005. The main reason for this reduction of cash is attributable to the increase of the Short term investments and Loans receivable. The Short term investments could be disposed at any time in marketing aspect and the Loans the receivable collected sooner or later.

CASH FLOWS FROM FINANCING ACTIVITIES

During the first quarter of 2006, cash flow from financing activities had a net reduction approximately $9,517. During the first quarter of 2006 we had limited cash flows from financing activities.

         As of December 31, 2005, CinTel had cash and cash equivalents totaling $3.49 million. Management believes it has the resources necessary to maintain its current business operations for at least twelve months from the date this report was filed.

INVESTMENT IN GLOBAL ASSET INVESTMENT MANAGEMENT CO., LTD.

         In December 2005, CinTel Corp acquired 500,000 shares of Global Asset Investment Management Co., Ltd. ("Global Asset") for a purchase price of $2,478,250 becoming the major shareholder with 20% of shares in Global Asset Management. This strategic investment was made due to several factors described below.

          o Solid Industry Outlook: The asset management business in Korea is expected to grow at an annual rate of 20% per year until 2035. Korean households are only now beginning to discover (i) that financial assets other than banking deposits are a good investment class as the returns in the stock market in the last two years have demonstrated and (ii) that professionally managed funds offer advantages over self-managed investments.
          o Expected Turnaround in Profits: Although since its founding in 1999, Global Asset Management has generated cumulative losses due to the small size of the assets under management, in the first three months of 2006, Global Asset's assets under management has grown by 15%, and it now manages approximately $300 million and expects to manage sufficient funds in the near future to generate significant profits.
          o Helpful Co-Investor: The co-investor in Global Asset is Bokwang Co. Ltd. ("Bokwang"), one of the rising investment conglomerates in Korea with interests in several technology manufacturing companies, a convenience store chain with over 5,000 stores, a ski and golf resort and an advertising firm. By establishing a firm working relationship with Bokwang, CinTel anticipates the ability to expand and diversification in new business areas with their support. Currently, Bokwang is assisting CinTel with a bi-directional sales approach of current and potential customers that has introduced CinTel to many of Bokwang's company affiliates.
          o Sales Referrals from Global Asset: With Global Asset's business related to investments in promising new companies CinTel has gained access to several new target potential acquisitions, mergers and strategic alliance partners.
          o Experienced Management Team: Global Asset is reconstructing the entire investment team. The management has added several new investment teams with proven track records. We believe these teams will bring a core of new investments into the portfolio of the operations.

         Although CinTel is one of the largest shareholders of Global Asset, it is not involved in the day-to-day operations. We view this investment as a long-term investment that will bear fruit in a number of different ways as explained in the above bullet-points. The asset management business is showing a yearly growth power from Korea. Global Asset is a private company but have the special fund manager and investment strategy commission. It is expecting rate of return on investment with the public stocks and a bond investment We expects to liquidate investment from a long-term viewpoint.

BUSINESS TRENDS

         The ITM market is currently undergoing rapid transformation from a pure caching appliance environment to a convergence of more enterprise network traffic and application management features such as SSL VPN, Application Acceleration (Web-enabled), WAN optimization, Firewall and Content Security. CinTel must incorporate these functions into its current product line to better compete in the marketplace.

         Wireless ISP market access penetration is rapidly increasing in North America as wireless and broadband technologies are being deployed. As the standards are agreed upon, and as the new business models begin to surface broadband access penetration will become ubiquitous and will open up new business opportunities for companies like CinTel and others in this space.

         Korean game industry is quit unique in the world market. According to our research the market share of Korean video games, which are strong in USA and Japan, is just 3.8% and ranked as 8th in the world. But the global market share of Korean online games is almost 70% (including exports to oversea markets like Japan and China) and 100 million users in over 33 countries are enjoying Korean online games. (Source: News clipping of Daily Sports ("Ilgan Sports"), 10-25-2005)

         Online gaming is strong in Asian countries like Korea, Taiwan and China, but the online game market in the USA and Japan is expected to grow gradually as broadband services are becoming affordable and available. Current online game market in USA relies on business model of advertisement, sponsor and e-commerce through casual gaming portal site. (Source: A Study On Global Digital Contents - game by KIPA (Korea IT Industry Promotion Agency 2003). According to our research it is expected that the USA online game market will grow to as much as $2.6 billion by the year 2007. (Source: 10/2003: Datamonitor, `Global Online games' 7/2002, IDC, Online game forecast 2002-2007). And the online game market in Europe is also expected to grow gradually as broadband is becomes more popular.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation - The merger of the Company and Cintel Korea has been recorded as the recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of the management of Cintel Korea was to acquire the Company as a shell company listed on NASDAQ. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

         Currency Translation - The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income. Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

         Investments - Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value when it is readily determinable, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

         Financial Instruments - Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

         Concentration of Credit Risk - SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Korean financial institutions. The Company's provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts. For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value. Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions. The Company does not have any significant risk with respect to a single client.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

         In May 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (Statement No. 154). Statement No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Statement No. 154 requires retrospective application of any change in accounting principle to prior periods' financial statements. Statement No. 154 is effective for the first fiscal period beginning after December 15, 2005. We do not expect the implementation of Statement No. 154 to have a significant impact on our consolidated financial statements.

                             DESCRIPTION OF BUSINESS

BACKGROUND

         CinTel Corp (formerly Link2 Technologies) was incorporated in the State of Nevada on August 16, 1996. The initial business focus was to develop a 3D animation and digital effects studio that would provide high-end 3D animation and digital effects to the music video industry.

         On September 30, 2003, Link2 Technologies entered into a definitive Share Exchange Agreement with CinTel Co., Ltd., a Korean corporation ("CinTel Korea") and the shareholders of CinTel Korea. Pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of CinTel Korea in exchange for 16,683,300 shares of our common stock. CinTel Korea was founded in 1997 and has provided various Internet Traffic Management solutions to businesses and consumers. All of our business operations are now comprised of developing, manufacturing and distributing Internet Traffic Management solutions to businesses and consumers in order to manage and control large traffic.

         CinTel Korea introduced Korea's first dynamic server load balancer, and has marketed Internet Traffic Management products since its inception, such as the PacketCruz(TM) family of products, iCache, i2one, and Proximator. The Internet Traffic Management solutions are marketed to customers around the world, helping them improve Internet traffic management, service levels (QOS:
Quality of Service), and the user experience (QOC: Quality of Content).

PRINCIPAL PRODUCTS

         We produce three Internet traffic management products: iCache, PacketCruz(TM) iLog, and PacketCruz(TM) i2one.

iCache

         iCache is a high performance Internet caching system for accelerated content delivery. iCache is used by businesses, Internet Service Providers, educational institutions, and other organizations to manage and control Web traffic growth, while accelerating the delivery of content to users. iCache is specifically designed to improve the performance, scalability, security, portability, security, and manageability of high-traffic Web sites. iCache has advantages in I/O and file management, and algorithms that learn and search better with increased usage. iCache provides technologies for massive connection management, mass object storing, and retrieving. We build our own cache object file systems based on these technologies. iCache can maintain up to 50,000 concurrent connections and support about 4,000 req/sec.

         iCache is our primary product and was the top performing solution in the prestigious 3rd and 4th annual Cache-offs, a U.S. event hosted by The
Measurement-Factory, a worldwide cache  benchmark  (Polygraph)     organization.
(http://www.measurement-factory.com/results/public/cacheoff/N04)

PacketCruz(TM) iLog

         PacketCruz(TM) iLog is an automated log data management and analysis solution. PacketCruz(TM) iLog can be used with iCache to provide features like automatic log data gathering, management, backup, analysis report generation, and searching for large sized log data. Some of the benefits of PacketCruz(TM) iLog are the reduction of log data management and analysis cost. It also can be used for user request tracing. The user request tracing based on log data is very useful for security tracking with compliance issues. User tracking is critical for monitoring all aspects of communications with users and often is required or expected.

         PacketCruz iLog, when combined with iCache is capable of providing all the necessary functions needed in Web traffic forensics for government compliance and litigation applications. It is robust and scalable for the enterprise with the ability to handle more than 40 billion objects of log data, based on our own (proprietary) distributed-processing algorithm. It supports OS of FreeBSD, now. Also it enables administrator to increase performance capacity more easily by its own dispersing architecture. PacketCruz iLog is aimed at the enterprise internal security market for government compliance and corporate asset protection requirements.

PacketCruz(TM) i2one

         PacketCruz i2one is an automatic network management solution for small and medium-sized networks. As high-speed Internet service becomes commonplace, there will be needs for remote monitoring by administrators in places like cyber apartments, small and medium-sized hotels/companies, and public places. Our packet control technology for the control of a user's packet includes packet capturing, real-time packet analysis, packet injection and ARP masquerading. This packet control technology can be used in the form of gateway or stand-alone.

         We have also developed the PacketCruz iNetKeeper. In Korea, cyber apartments have become popular. The residents of cyber apartments enjoy various services such as home network, Internet banking, home security, news, medical counsel, real estate information, and local community service. PacketCruz iNetKeeper is an upgraded model of PacketCruz i2one and an exclusive Internet gateway solution providing all features for the needs of cyber apartments. The followings are the main features of PacketCruz iNetKeeper:

          -    Transparent/Directory base User Authentication Service
          -    Traffic Analysis/Homepage Redirection - IP Address Management
          -    Enhanced DHCP Server
          -    NAT
          -    Firewall
          -    Network Monitoring
          -    Integrated Management


MARKETS

         As enterprise applications transform from mainframe and client/server applications into Web-based applications, the demand for improved performance made possible by Web caching systems increases. The explosion in multimedia enriched content available online is also driving this need.

         Audio, images and video represent an increasingly larger share of Internet traffic. Numerous radio and television stations broadcast live on the Internet. Special events, such as sports games, concerts or fashion shows, are webcast directly by the event organizers without going through the traditional broadcasting channels. Entire movies are becoming available for download from video-on-demand providers. In addition to the news and entertainment spaces, the role of Internet audio and video in business and education markets is also rapidly growing.

         Web-based data on the Internet is increasing at a rate beyond the ability of bandwidth extension to solve the performance problems created by the sheer volume of data. Web caching technology can solve the performance problem, but this technology must also solve the scalability, security, and manageability of high-traffic Web sites.

         Web application performance issues can be categorized into three major bottleneck areas: bandwidth, latency, and server constraints. Web application performance solutions typically are aimed at one or more of these constraints. Choosing the right solution is a complicated matter, and remote unmanaged clients introduce even more complexity. Clients on corporate owned networks or grouped in corporate facilities can exploit a broader set of solutions than individual clients can on their own. Centralized solutions are better at serving broader constituencies of users, including customers and remote employees. For enterprises worldwide, our caching solutions can fill the need for this advanced caching functionality, performance, and management.

         When caching solutions were initially developed, the target market seemed to be limited to Internet Service Providers such as AOL and Yahoo!. Increasingly companies are now migrating their business applications to a Web-based delivery model via the Internet. With the growth of the Internet, the needs for Web cache are everywhere there is a Web presence, such as business, financial institutions, and governmental agencies. We believe that this phenomenon will be accelerated much more through 2007, as the Internet becomes a daily life necessity.

         As the security threat to the enterprise grows, the need for tracing of employees' network activity increases. Employees can send out confidential information outside the network through Web mail, BBS, email, messenger, and file sharing systems. Thus, many companies have begun to keep log data of all network transactions to enable the tracing of employees' activities. But, the size of network transaction log data is tremendous. To manage and trace large amounts of log data, a special solution for multi-terra-bytes amounts of log data is needed.

DISTRIBUTION CHANNELS

         We distribute our products in two ways: direct sales and joint sales through global and local distributors.

         Our direct sales team covers the Korean market only, focusing on the government, large service providers, and global enterprises. Our strategy to enter the U.S. market is to start with a reseller channel and then build a direct sales team.

         Joint sales with global and Korean distributors is accomplished in cooperation with sales partners, through which we maximize our domestic and global sales opportunities. The sales partners are also called "distributors." Each of them works within their professional field and helps support our products.

         We currently have five distributors in the Korean market: Seoul Commtech Co., Ltd., NetCom Systems Inc., SNETsystems Co., Zenlink Co., Ltd., and Hyundai HDS Co., Ltd.

OUR GLOBAL DISTRIBUTORS

        ----------------------------------------------- -------------------------------- -------------------------------
        Name of Distributor                             URL                              Area of Distribution
        ----------------------------------------------- -------------------------------- -------------------------------
        Singapore & Suntze Communications Engineering   www.suntze.com.sg                The Peoples Republic of China
        Pte., Ltd.
        ----------------------------------------------- -------------------------------- -------------------------------
        Canon System Solutions Co., Ltd                 www.canon-sol.co.jp              Japan
        ----------------------------------------------- -------------------------------- -------------------------------
        Rikei Corporation                               www.rikei.co.jp                  Japan
        ----------------------------------------------- -------------------------------- -------------------------------
        NetSys Pte., Ltd                                www.netsys.com.sg                Singapore
        ----------------------------------------------- -------------------------------- -------------------------------
        InterSpace Computers                            www.interspacecomputers.com      USA, North America
        ----------------------------------------------- -------------------------------- -------------------------------

         On April 26, 2002, we entered into a Distribution Agreement with Suntze Communications Engineering Pte., Ltd., whereby Suntze Communications agreed to become a non-exclusive distributor in Singapore and the People's Republic of China for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture
(OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply Suntze Communications with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, Suntze Communications is required to provide us with an annual forecast covering the next twelve month period. The prices of products are subject to mutual agreement by both parties from time to time during the term of the Distribution Agreement. The term of this Distribution Agreement is from April 26, 2002 until April 26, 2004 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

         On May 24, 2002, we entered into a Distribution Agreement with Sumitomo Metal System Solutions Co., Ltd. (n/k/a Canon System Solutions Co., Ltd.), whereby Canon System Solutions agreed to become a non-exclusive distributor in Japan for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture
(OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply Canon System Solutions with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, Canon System Solutions is required to provide us with an annual forecast covering the next twelve month period. The term of this Distribution Agreement is from May 24, 2002 until May 24, 2004 and is automatically extended for another two years unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

         On May 23, 2001, we entered into a Distribution Agreement with Rikei Corporation, whereby Rikei Corporation agreed to become a non-exclusive distributor in Japan for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply Rikei Corporation with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, Rikei Corporation is required to provide us with an annual forecast covering the next twelve month period. The term of this Distribution Agreement is from May 23, 2001 until May 23, 2003 and is automatically extended for another two years unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

         On July 30, 2001, we entered into a Distribution Agreement with NetSys Pte, Ltd., whereby NetSys agreed to become a non-exclusive distributor in Singapore and the People's Republic of China for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply NetSys with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, NetSys is required to provide us with an annual forecast covering the next twelve month period. The term of this Distribution Agreement is from July 30, 2001 until July 30, 2002 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

         On March 15, 2006, we entered into a Distribution Agreement with InterSpace Computers, Inc., whereby Interspace Computers agreed to become a non-exclusive distributor in North America for the sale of products in the iCache Series that are manufactured by us, including products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. We agreed to supply InterSpace Computers with products upon orders and to pay Interspace Computers 5% of any sales amount. Interspace Computers is required to provide us with an annual forecast covering the next twelve month period. The Distribution Agreement has an initial term of one year and will automatically renew from year to year thereafter subject to the rights of the parties to terminate. Either party may terminate the Distribution Agreement without cause by giving the other party not less than three months notice of termination. The Distribution Agreement may be terminated immediately by either party upon the happening of: (a) any attempted or successful transfer or assignment of the Distribution Agreement or any sale, transfer, relinquishment of any interest in ownership, control or active management of Cintel Corp. or Interspace Computers without the prior written approval of the other; (b) the execution by either party of an assignment for the benefit of creditors; or failure by either party to pay, when due, any indebtedness owed to the other party, unless expressly waived in writing by the other party. Either party also may terminate the Distribution Agreement for failure to perform or adhere to any of its respective obligations under the Agreement by notifying the other party of such default and allowing 30 days to cure the default. If the default is not cured within such 30 days, the party who gave the notice may terminate the Distribution Agreement at anytime thereafter upon notice to the defaulting party.

RESEARCH, DEVELOPMENT AND MANUFACTURING

         We also operate our own Research & Development Team and Technical Support Team. The R&D Team develops new features in our software and hardware architecture, and the Technical Support Team selects the most appropriate parts for optimal performance. Research topics of R&D team are listed in the description column of the next table. We then order mass production from KTNF (www.ktnf.co.kr), a recognized hardware manufacturing company.

         The table below shows individual products produced by CinTel, time incorporated in improvements, costs associated with these efforts and details on the functions addressed in these developments.

 -----------------------------------------------------------------------------------------------------------------
           Product                Cost            Cost                           Description
                              During 2005     During 2004
 -----------------------------------------------------------------------------------------------------------------
           iCache                    $39,728      $291,361  - caching performance improvement
                                                            - development of content filtering
                                                            - development of web U/I
                                                            - development of NTLM authentication
                                                            - adding API for the processing of uploading data
                                                            - development of upload content filtering modules
 -----------------------------------------------------------------------------------------------------------------
          PacketCruz i2one               $0       $44,825   - porting to FreeBSD
                                                            - porting to IBM AIX
                                                            - development of v2.0.0 (distributed log analysis)
                                                            - log filtering for faster search
                                                            - development of new analysis report generation
 -----------------------------------------------------------------------------------------------------------------
       PacketCruz iLog                $9,932      $112,062  - developing a  feature for network isolation
                                                            - redevelopment for 2-tier architecture
 -----------------------------------------------------------------------------------------------------------------
       Proxy for online game         $49,660            $0  - research   activities   for  online   game  server
                                                              architecture
                                                            - research  activities  for designing of proxy engine
                                                              for online game server
                                                            - applying for a patent
 -----------------------------------------------------------------------------------------------------------------

STATUS OF NEW PRODUCT DEVELOPMENT

         We are developing a proxy system for online game servers. A patent for the acceleration of an online game server was applied for in December 2005 with Korea's national patent bureau. The proxy system is intended to dramatically improve the performance of online game server systems and allow a significantly larger number of simultaneous users. The proxy system will be suitable for massively multi-player online role playing games. We believe the success of some popular massively multi-player online role playing games is currently constrained by the limitations of servers that restricted the total number of simultaneous users. Korea is the largest online game market in the world with world bestseller game like Lineage, Ragnarok from the Korea's first online mug game "Kingdom of Wind" in 1995. (Source: A Study on Global digital Contents:
Game by KIP (Korea IT Industry Promotion Agency 2/2006). As CinTel's prospective patent is expected to dramatically improve the performance and capacity of the online game servers, CinTel plans to develop strategic alliances or relationships with leading online game companies either through licensing of the patent or sales and supply of the proxy servers that embed such new technology.


COMPETITION

         While no accurate statistical data exists for the Internet Traffic Management market in Korea, we believe we are a leader in the industry in Korea, as demonstrated by the various awards that our products have received. There are two different types of content caching technologies: first, pure software systems on general-purpose hardware; and second, dedicated appliances with specialized software and file systems. The former group consists of products from companies like Inktomi, Ara Tech, and Microsoft. In the appliance category, the leaders are Network Appliance, Bluecoat, and Cisco. We have been able to compete with these companies through our competitive product features, price, and customer service.

INTELLECTUAL PROPERTY

         We have three registered patents, three registered trademarks and one registered service mark with the Korean Intellectual Property Office. We also have four pending patent applications with the Korean Intellectual Property Office.

Registered Patents:

          (1)  "Load Balancer and Content Routing Method by Load Balancer" (Reg.
               No.: 268838) valid through Nov. 7, 2018.
          (2) "Apparatus and Method for video alarm using wireless telecommunication network" (Reg. No.: 369426) valid through Mar. 11, 2022.
          (3)  "System  and Method for high  availability  network"  (Reg.  No.:
               383490) valid through May. 17, 2020.

Pending Patent Applications:

          (1) "Method and System for centralized Internet contents translation and delivery" (Appln. No.: 10-2002-0013646).
          (2) "Operating system and method for pull-typed contents delivery network" (Appln. No.: 10-2002-0013647).
          (3)  "Network    connection    control    system    and    method   of
               network-connected node at LAN" (Appln. No.: 10-2003-0066010).
          (4)  "Storage  apparatus based on random access memory"  (Appln.  No.:
               10-2003-0098024).
          (5)  "Proxy  system for  online  game  server  systems"  (Appln.  No.:
               10-2005-0113944)

Registered Trademarks:

          (1)  "i2one" - logo (Reg. No.: 525665) valid through Jul. 18, 2012
          (2)  "PacketCruz"  - logo (Reg.  No.:  470393)  valid through May. 19,
               2010
          (3) "PeerTree Connect The Web" - logo (Reg. No.: 552597) valid through Jul. 1, 2013

GOVERNMENTAL APPROVALS

         We are subject to local and global government rules and regulations that affect business generally. Neither Korea nor the governments in which we market our products specifically regulate the Internet Traffic Management solutions markets. Certain government approvals, however, can be helpful and/or necessary in order to access certain government markets. We have been granted the following governmental approvals:

          (1) November 1997: Granted as a company for exemption of the military service on the R/D researchers (Electrical/Electronics area) by Ministry of Information and Communication.
          (2) February 2000: Selected as a small and medium-sized company with excellent technological competitive power in the field of information communication by Small and Medium-sized Business Association.
          (3) March 2000: Acquisition of the KT Mark (new business made in Korea) with PacketCruz Redirector, network server clustering technology through dispersion of IP level packet by Ministry of Science & Technology.
          (4) April 2001: Registered as Korea first Public Procurement Service for an excellent product (All models of PacketCruz iCache) by Public Procurement Service.
          (5) November 2001: Selected as an INNO-BIZ enterprise by Small and Medium-sized Business Association.
          (6)  January 2002: Won the Grand Prize of the Digital Innovation Award
               by Hankook Ilbo, Small and Medium-sized Business Association.
          (7)  December 2002: Awarded the government certification of "Promising
               Small & Medium Information-Communication Enterprise by Ministry of Information and Communication.

          (8) May 2003: Registered as a member of Korea Software Industry Association (KOSA) authorized by Ministry of Information and Communication.

PRODUCT AND BUSINESS AWARDS

         We have been granted various awards and prizes for our products and for our business development. The following are a list of our awards to date:

          (1)  April 1999:  Selected as a small and  medium-sized  company  with promising export capabilities by Small Business Corporation.
          (2)  December  2001: Won the Grand Prize of the Dream Venture Award by
               Korea Technology Guarantee Fund, Korea management Association.
          (3)  December 2001: Selected as a superior technology company by Korea
               Technology Credit Guarantee.
          (4) April 2002: Chosen as an excellent company in technological innovation by Seoul Economic Daily.
          (5) July 2002: Received an 'A' rating from Federation of Korean Industries Venture company by The Foundations of Korean Industries.
          (6) August 2002: Certified ISO-9001 approval for Design and Services of Information Communication Equipment, Internet Traffic Management by International Organization for Standardization.
          (7) December 2002: Awarded the Grand Prize of International Industrial Co-operation by The Foundations of Korean Industries and Maeil Economic Daily.
          (8) February 2003: Appointed as Excellent Venture Company by Seoul Economic Daily in Korea.
          (9) July 2003: Awarded 2003 Korea High-Quality Emerging Technology Prize by Seoul Economic Daily.
          (10) November 2003: Awarded the Prime Minister Prize in 2003 Digital Innovation Awards by Korea Times and Hankook Ilbo.
          (11) June  2004:   Awarded  '2004  The  Best  Hit  Product  of  Korean
               SMB-Venture Companies' (by Seoul Economic Daily), Started up Memory Disk Solution Business (SST-V1).
          (12) July 2004: Awarded 'The 3rd Korea High-quality Emerging Technology Prize' (by Seoul Economic Daily).
          (13) May 2006: Awarded `The Inc.tank - Stoll Keenon Ogden 2006 Inc.credible for Best Small Business' (by Greater Louisville
               Inc).

EMPLOYEES

         As of June 22, 2006, we employed 20 full time employees and 9 part time employees. None of our employees are covered by a collective bargaining agreement. We believe that relations with our employees are good.

                             DESCRIPTION OF PROPERTY

         We maintain two offices and have lease agreements with respect to each office. Our U.S. office is located at 9900 Corporate Campus Drive, Suite 3000, Louisville, Kentucky 40223. We lease the U.S. office for a term of one year, which expires on November 31, 2006. The lease agreement for the U.S. office requires that we pay $1,100 dollars per month, which includes use of office equipment and staff. Our Asia Pacific office is located in Dongsung Bldg. 7FL, #158-9, Samsung-dong, Gangnam-Gu, Seoul, Korea 135-090. The lease agreement for the Asia-Pacific office is for a term of one year and expires in December 2006. Our monthly lease payment for the Asia Pacific office is $7,457 (including 10%
VAT). We do not own any real property.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

                                   MANAGEMENT

         The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name                                       Age     Position
----                                       ---     --------
Sang Don Kim                               39      President, Chief Executive Officer and Director
Kyo Jin Kang                               40      Chief Financial Officer and Principal  Accounting
                                                   Officer
Jong Kook Moon                             44      Secretary and Treasurer

         Below is a brief description of the above persons' business experience during the past five years based on information supplied by each of them.

         SANG DON KIM, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Kim has been President, Chief Executive Officer and the sole Director of CinTel Korea since July 1997 and has held the same positions with Cintel Corp. since September 30, 2003. From July 1994 through July 1996, Mr. Kim was the manager of strategic accounts and sales OEM of Hyundai SemiConductor. Mr. Kim is also the administrative director of Dosan Academy, the director of alumni association of IT College, Korea University, and an organizing member of Korea Digital Contents Leaders Forum by Korea IT Industry Promotion Agency.

         KYO JIN KANG, CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER. Mr. Kang has been Chief Financial Officer, Chief Operating Officer and Principal Accounting Officer of CinTel Korea since June 2002 and has held the same positions with Cintel Corp. since September 30, 2003. From March 2001 to June 2002, Mr. Kang was the Chief Financial Officer of Barun Electronics Company. From November 1992 to March 2001, he worked for Korea Development Leasing Corporation (KDLC), the largest leasing company in Korea and a joint venture partner with Korea Long-term Credit Bank (currently, Kookmin Bank), ORIX in Japan, and IFC. During his employment KDLC, his positions included, senior manager of the CRC Task Force Team, assistant manager over the non-performing loan management team, assistant manager over the futures task force team, and officer in the small and medium size firm lease marketing team and an officer in the treasury department.

         JONG KOOK MOON, SECRETARY AND TREASURER. Mr. Moon has been Secretary and Treasurer of Cintel Corp. since October 10, 2003. From April 2000 to the present Mr. Moon has been and is an attorney at law with the IBC Law Group, Seoul, Korea. From March 1999 to the present, Jong Kook Moon has also worked for Sookmyung Woman's University in Seoul, Korea as a Special Professor of International Trade Law. From September 1999 through June 2000, Mr. Moon worked for SK Global Co., Ltd., Seoul, Korea; from July 1998 through September 1999, with KOTRA (Korea Investment Service Center), Seoul, Korea; and from September 1996 through February 1998, with Kaye, Scholer, Fierman, Hays & Handler, in New York and Washington, D.C.

         All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time. There are no family relationships among any of our directors and executive officers.

         No director, officer, affiliate or promoter of our company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Audit Committee

         We do not have a separately designated standing audit committee, or a committee performing similar functions. We also do not have an audit committee financial expert, as that term is defined in Item 401 of Regulation S-B.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2004 and 2003 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                      Compensation
                                                                          --------------------------------------
                                             Annual Compensation                   Awards             Payouts
                                     ------------------------------------ -------------------------- -----------
                                                                                         Securities                  All
                                                               Annual    Restricted      Under-lying    LTIP        Other
         Name and                                              Compen-       Stock         Options/  Payouts        Comp-
    Principal Position        Year   Salary ($)   Bonus ($)  sation ($)   Award(s) ($)     SARs (#)     ($)      ensation ($)
--------------------------- -------- ------------ ---------- ------------ ------------- ------------ ----------- -------------
Sang Don Kim, President     2005     $72,000         0           0            0             0           0            0
     Chief Executive
     Officer                2004     $50,000         0           0            0             0           0            0
     and Director           2003     $50,000         0           0            0             0           0            0


Compensation of Directors and Executive Officers

         To date, we have not adopted a bonus, profit sharing, or deferred compensation plan for the benefit of our employees, officers or directors. We have not paid any salaries or other compensation above $100,000 to our officers, directors or employees since inception. We also have not entered into any employment agreements with our executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of June 22, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers and directors; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                        Common Stock               Percentage of
Name of Beneficial Owners                               Beneficially Owned (1)     Common Stock (1)
------------------------------------------------------- ------------------------ ----------------------
Sang Don Kim
Dongbu CentryVill, Apt. 101-2302
Ichon 1-dong
Yongsan-gu, Seoul, Korea                                       5,088,617                 5.84%

KTB Network Co., Ltd.
KTB Networks B/D
826-14, Yeoksam-dong
Kangnam-gu, Seoul, Korea                                       4,305,570 (2)             4.94%

Tai Bok Kim
Lotte Castle Forest 905 ho, #844-27
Bangbae 4 dong, Seocho-Gu
Seoul, Korea                                                  19,400,000 (3)            22.25%
------------------------------------------------------- ------------------------ ----------------------
All named executive officers                                   5,088,617                 5.84%
and directors as a group (1 person)

(1) Applicable percentage ownership is based on 87,180,203 shares of common stock outstanding as of June 22, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of June 22, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of June 23, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) KTB Network Co., Ltd. is a publicly listed company on the KOSDAQ. Mr. Kwon, Sung Moon, the President and Chief Executive Officer of KTB Network Co., Ltd., has investment and voting control over the securities beneficially owned by KTB Network Co., Ltd.
(3) Represents: (a) 10,000,000 shares of common stock issued upon conversion of $400,000 principal amount of convertible notes at a conversion price of $0.04 per share; (b) 3,450,000 shares of common stock issued upon conversion of $483,000 principal amount of convertible notes at a conversion price of $0.14 per share; and (c) 5,950,000 shares of common stock issuable upon conversion of $2,082,500 principal amount of convertible notes at a conversion price of $0.35 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 17, 2005, November 17, 2005 and December 15, 2005 we sold a total principal amount of $8,853,191 of convertible notes to various accredited investors. We sold $2,965,500 of convertible notes to one investor, Tai Bok Kim, that are convertible into a total of 19,400,000 shares of our common stock at conversion rates ranging from $0.04 to $0.35 per share. With the proceeds from the sale of the convertible notes, we invested Korean Won 2,500,000,000 (USD 2,478,250) in Global Assets Investment Corp., a Korean company. Subsequent to the investment in Global Assets Investment Corp., Tai Bok Kim was appointed chief executive officer of Global Assets Investment Corp.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Capital Structure

         Our authorized capital consists of 300,000,000 shares of common stock, par value $.001 per share and no shares of preferred stock. As of June 22, 2006, we had 87,180,203 shares of common stock outstanding. Stockholders: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our business; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

Dividend Policy

         We have not previously declared or paid any dividends on our common stock and we do not anticipate declaring any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

          (1) we would not be able to pay our debts as they become due in the usual course of business; or

          (2) our total assets would be less that the sum of our total liabilities.

         Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including the our earnings, financial condition, capital requirements, and other factors.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of Cintel Corp. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

         The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

          (1)  The person conducted himself or herself in good faith;

          (2)  The person reasonably believed:

               (a)  In the case of  conduct  in an  official  capacity  with the
                    corporation,   that   his   or  her   conduct   was  in  the
                    corporation's best interests; and

               (b) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

          (3) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

         The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Cintel Corp. by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         SF Partnership, LLP, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005 and 2004 and for each of the two years then ended that appear in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is hereby made to such registration statement. This prospectus constitutes the prospectus of Cintel Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports with the Securities and Exchange Commission. Such reports may be inspected by public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the Securities and Exchange Commission, you may obtain this information by visiting the Securities and Exchange Commission's Internet website located at http://www.sec.gov.

                                  CINTEL CORP.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

         YEARS ENDED DECEMBER 31, 2005 AND 2004

         Independent Auditors' Report................................................................. F-2

         Consolidated Balance Sheets.................................................................. F-3

         Consolidated Statements of Operations.........................................................F-4

         Consolidated Statements of Stockholders' Equity.............................................. F-5

         Consolidated Statements of Cash Flows........................................................ F-6

         Notes to Consolidated Financial Statements................................................... F-7


         THREE MONTHS ENDED MARCH 31, 2006 AND 2005

         Consolidated Balance Sheets................................................................. F-19

         Consolidated Statements of Operations........................................................F-20

         Consolidated Statements of Stockholders' Equity............................................. F-21

         Consolidated Statements of Cash Flows....................................................... F-22

         Notes to Consolidated Financial Statements.................................................. F-23

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Cintel Corp.

We have audited the consolidated balance sheets of Cintel Corp. and subsidiary (the "Company") as at December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operation, changes in its accumulated deficit and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ SF Partnership, LLP

"SF Partnership, LLP"

Toronto, Canada
CHARTERED ACCOUNTANTS
March 27, 2006



    CINTEL CORP.
    Consolidated Balance Sheets
    December 31, 2005 and 2004
                                                                                                2005              2004
                                                          ASSETS
    Current
        Cash and cash equivalents (note 3)                                           $      3,489,449  $       281,387
        Accounts receivable (net of allowance for doubtful accounts of
           $1,048,068; 2004 - $970,421)                                                     1,023,460          595,291
        Inventory (note 4)                                                                    448,575          296,857
        Prepaid and sundry assets                                                             364,113          165,521
        Deferred taxes (note 10)                                                               10,453          216,976
                                                                                    ----------------------------------
                                                                                            5,336,050        1,556,032
    Deferred Taxes (note 10)                                                                1,211,693          717,781
    Equipment (note 5)                                                                        580,559          567,494
    Investments (note 6)                                                                    2,528,078           49,013
                                                                                    ----------------------------------
                                                                                     $      9,656,380  $     2,890,320
                                                                                    ----------------------------------
                                                        LIABILITIES
    Current
        Accounts payable                                                             $        959,904  $       827,237
        Shareholder loan                                                                            -           33,153
        Loans payable - current (note 7)                                                      651,994        1,705,027
        Convertible debentures (note 8)                                                             -          340,000
                                                                                    ----------------------------------
                                                                                            1,611,898        2,905,417
    Accrued Severance                                                                          69,356          122,777
    Loans Payable (note 7)                                                                     38,654           30,488
    Convertible Debentures (note 8)                                                         8,853,191                -
                                                                                    ----------------------------------
                                                                                           10,573,099        3,058,682
                                                                                    ----------------------------------
                                                   STOCKHOLDERS' EQUITY
    Capital Stock (note 9)
        Authorized     300,000,000 common shares, par value $0.001 per share
        Issued          42,379,354 common shares (23,409,800 in 2004)                          42,379           23,409

    Paid-in Capital                                                                         5,351,058        4,573,535
    Treasury Stock                                                                             (5,630)               -
    Accumulated Other Comprehensive Loss                                                      121,739           23,826
    Accumulated Deficit                                                                    (6,426,265)      (4,789,132)
                                                                                    ----------------------------------

                                                                                             (916,719)        (168,362)
                                                                                    ----------------------------------
                                                                                     $      9,656,380  $     2,890,320
                                                                                    ----------------------------------

               (The accompanied notes of the financial statements are an integral part of these statements.)



    CINTEL CORP.
    Consolidated Statements of Operations
    Years Ended December 31, 2005 and 2004
                                                                                                2005              2004
    Revenue
        Merchandise                                                                  $      1,594,311  $       854,926
        Finished goods                                                                        546,942          625,202
        Services                                                                               67,207           45,375
                                                                                    ----------------------------------
                                                                                            2,208,460        1,525,503
                                                                                    ----------------------------------
    Cost of Sales
        Merchandise                                                                         1,459,216          832,336
        Finished goods                                                                        415,235          497,003
                                                                                    ----------------------------------
                                                                                            1,874,451        1,329,339
                                                                                    ----------------------------------
    Gross Profit                                                                              334,009          196,164
                                                                                    ----------------------------------
    Expenses
        Office and general                                                                    442,322          665,064
        Salaries and employee benefits                                                        374,866          454,766
        Professional fees                                                                     329,889          270,556
        Travel                                                                                206,878           70,244
        Depreciation                                                                          198,375          154,392
        Taxes and dues                                                                         44,879           13,034
        Research and development                                                               99,320          448,248
                                                                                    ----------------------------------
                                                                                            1,696,529        2,076,304
                                                                                    ----------------------------------
    Operating Loss                                                                         (1,362,520)      (1,880,140)
                                                                                    ----------------------------------
    Other
        Interest and other income                                                             (18,133)         (21,790)
        Foreign exchange                                                                        3,978            1,122
        Interest expense                                                                      309,279          215,615
        Amortization of deferred financing fees                                               150,000                -
        Employee benefit on repurchase of common stock                                         97,288                -
                                                                                    ----------------------------------
                                                                                              542,412          194,947
                                                                                    ----------------------------------
    Loss Before Income Taxes                                                               (1,904,932)      (2,075,087)
        Deferred income taxes                                                                (267,800)        (303,831)
                                                                                    ----------------------------------
    Net Loss                                                                         $     (1,637,132) $    (1,771,256)
                                                                                    ----------------------------------
    Basic Loss per Share                                                             $          (0.04) $         (0.08)
                                                                                    ----------------------------------
    Fully Diluted Loss per Share                                                     $          (0.04) $         (0.08)
                                                                                    ----------------------------------
    Weighted Average Number of Shares (note 9)                                             37,029,588       20,882,600
                                                                                    ----------------------------------

               (The accompanied notes of the financial statements are an integral part of these statements.)




    CINTEL CORP.
    Consolidated Statements of Stockholders' Equity
    Years Ended December 31, 2005 and 2004
                                                                   Paid in               Accumulated
                                                                Capital in                     Other                        Total
                                     Number of     Capital       Excess of   Treasury  Comprehensive    Accumulated   Stockholders'
                                       Shares       Stock       Par value      Stock           Loss        Deficit         Equity
    --------------------------------------------------------------------------------------------------------------------------------
    Balance, January 1, 2004        20,314,300   $  20,314   $   4,427,330   $      -        (38,627)  $ (3,017,876)  $   1,391,141
    Common shares issued for
      consulting services              920,000         920          88,380          -              -              -          89,300
    Conversion of convertible
      debentures into common stock   2,175,500       2,175          57,825          -              -              -          60,000
    Foreign exchange on translation          -           -               -          -         62,453              -          62,453
    Net loss                                 -           -               -          -              -     (1,771,256)     (1,771,256)
    --------------------------------------------------------------------------------------------------------------------------------
    Balance, December 31, 2004      23,409,800   $  23,409   $   4,573,535   $      -         23,826   $ (4,789,132)  $    (168,362)
    --------------------------------------------------------------------------------------------------------------------------------
    Balance, January 1, 2005        23,409,800   $  23,409   $   4,573,535   $      -         23,826   $ (4,789,132)  $    (168,362)
    Common shares issued for
      consulting services -quarter
      ended March 31, 2005             640,000         640          63,860          -              -              -          64,500
    Common shares issued for
      consulting services -quarter
      ended June 30, 2005            1,350,000       1,350          51,151          -              -              -          52,501
    Common shares issued for
      consulting services -quarter
      ended September 30, 2005         500,000         500          14,500          -              -              -          15,000
    Common shares issued for
      consulting services -quarter
      ended December 31, 2005          400,000         400          35,600          -              -              -          36,000
    Conversion of convertible
      debenture into common stock    4,092,234       4,092         244,400          -              -              -         248,492
    Repurchase of employee's stocks          -           -               -     (5,630)             -              -          (5,630)
    Conversion of convertible
      debenture into common stock
      (note 8)                      11,987,320      11,988         368,012          -              -              -         380,000
    Foreign exchange on translation          -           -               -          -         97,913              -          97,913
    Net loss                                 -           -               -          -              -     (1,637,132)     (1,637,132)
    --------------------------------------------------------------------------------------------------------------------------------
    Balance, December 31, 2005      42,379,354   $  42,379   $   5,351,058   $ (5,630)       121,739   $ (6,426,265)  $    (916,719)
    --------------------------------------------------------------------------------------------------------------------------------

    (The accompanied notes of the financial statements are an integral part of these statements.)



    CINTEL CORP.
    Consolidated Statements of Cash Flows
    Years Ended December 31, 2005 and 2004
                                                                                                2005              2004
    Cash Flows from Operating Activities
        Net loss                                                                    $      (1,637,132)  $   (1,771,256)
        Adjustments required to reconcile net loss to net cash used in operating activities:
          Depreciation                                                                        233,612          257,298
          Amortization of deferred financing fees                                             190,868            7,078
          Common shares issued for consulting services                                        168,001           88,380
        Net Changes in Assets & Liabilities
          Accounts receivable                                                                (356,361)       1,937,334
          Inventory                                                                          (144,594)        (112,468)
          Prepaid and sundry assets                                                          (194,648)           1,445
          Deferred taxes                                                                     (267,800)        (303,701)
          Accounts payable                                                                    130,350         (855,711)
          Accrued severance                                                                   (54,632)         (12,520)
                                                                                    ----------------------------------
                                                                                           (1,932,336)        (764,121)
                                                                                    ----------------------------------
    Cash Flows from Investing Activities
        Acquisition of investments                                                         (2,441,250)               -
        Acquisition of equipment                                                             (221,450)         (18,988)
                                                                                    ----------------------------------

                                                                                           (2,662,700)         (18,988)
                                                                                    ----------------------------------
    Cash Flows from Financing Activities
        Repurchase of employee's stocks                                                        (5,630)               -
        Loans payable                                                                      (1,057,032)         144,250
        Proceeds from convertible debentures                                                9,053,191          300,988
        Repayment of convertible debentures                                                  (160,000)               -
        Shareholder loan                                                                      (33,201)          29,920
                                                                                    ----------------------------------
                                                                                            7,797,328          475,158
                                                                                    ----------------------------------
    Foreign Exchange on Cash and Cash Equivalents                                               5,770           54,771
                                                                                    ----------------------------------
    Net Increase (Decrease) in Cash and Cash Equivalents                                    3,208,062         (253,180)
    Cash and Cash Equivalents - beginning of  year                                            281,387          534,567
                                                                                    ----------------------------------
    Cash and Cash Equivalents - end of year                                         $       3,489,449   $      281,387
                                                                                    ----------------------------------
    Interest and Income Taxes Paid:
        Interest paid                                                               $         268,411   $      252,444
                                                                                    ----------------------------------
        Income taxes paid                                                           $               -   $            -
                                                                                    ----------------------------------
    Supplemental schedule of noncash financing activities
       Conversion of convertible debenture to common stock                          $         628,492   $       60,000
                                                                                    ----------------------------------

    (The accompanied notes of the financial statements are an integral part of these statements.)

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


1. Operations and Business

Cintel Corp., formerly Link2 Technologies, Inc. ("the Company"), was incorporated in the State of Nevada on August 16, 1996 and on April 24, 2001 changed its name from "Great Energy Corporation International" to Link2 Technologies, Inc. On September 30, 2003 the Company changed its name to Cintel Corp.

On September 30, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Cintel Co., Ltd., ("Cintel Korea") a Korean corporation and its shareholders. The Agreement provided for the acquisition by the Company from the shareholders of 100% of the issued and outstanding capital stock of Cintel Korea. In exchange, the shareholders of Cintel Korea received 16,683,300 shares of the Company. As a result, the shareholders of Cintel Korea controlled 82% of the Company. While the Company is the legal parent, as a result of the reverse-takeover, Cintel Korea became the parent company for accounting purposes.

Upon completion of the share exchange, the business operations of Cintel Korea constituted virtually all of the business operations of the Company. Cintel Korea develops network solutions to address technical limitations to the Internet. Cintel Korea has developed what it believes is the first Korean server load balancing technology. Cintel Korea is now focused on the development of advanced solutions for Internet traffic management. The business operations of Cintel Korea are located in Seoul, Korea.

2. Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

a) Basis of Financial Statement Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

b) Basis of Consolidation

The merger of the Company and Cintel Korea has been recorded as the recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of the management of Cintel Korea was to acquire the Company as a shell company listed on NASDAQ. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

c) Unit of Measurement

The US Dollar has been used as the unit of measurement in these financial statements.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


2. Summary of Significant Accounting Policies (cont'd)

d) Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

e) Revenue Recognition

The Company recognizes revenues upon delivery of merchandise sold, and when services are rendered for maintenance contracts.

f) Cash and Cash Equivalents

Cash includes currency, cheques issued by others, other currency equivalents, current deposits and passbook deposits. Cash equivalents include securities and short-term money market instruments that can be easily converted into cash. The investments that mature within three months from the investment date, are also included as cash equivalents.

g) Investments

Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value when it is readily determinable, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

h) Inventories

Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price.

The cost of inventories is determined on the first-in first-out method, except for materials-in-transit for which the specific identification method is used.

i) Equipment

Equipment is stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over a period of 5 years.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


2. Summary of Significant Accounting Policies (cont'd)

j) Government Grants

Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

k) Currency Translation

The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income. Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

l) Financial Instruments

Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

m) Income Tax

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

n) Earnings or Loss per Share

The Company adopted FAS No.128, "Earnings per Share" which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


2. Summary of Significant Accounting Policies (cont'd)

o) Concentration of Credit Risk

SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Korean financial institutions.

The Company's provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts.

For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.

Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions. The Company does not have any significant risk with respect to a single client.

p) Recent Accounting Pronouncements

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

In May 2005, the FASB issued Statement No. 154, Accounting Changes and
Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (Statement No. 154). Statement No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Statement No. 154 requires retrospective application of any change in accounting principle to prior periods' financial statements. Statement No. 154 is effective for the first fiscal period beginning after December 15, 2005. We do not expect the implementation of Statement No. 154 to have a significant impact on our consolidated financial statements.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


3. Cash and cash equivalents

The following amounts included in cash and cash equivalents are restricted for use by the Company:

a) In 2004, the company provided $132,107 as security for bank loans to employees to purchase the Company's common shares. The loans outstanding amounted to approximately $110,000. In 2005, the loans were repaid.

b) In 2004, the company provided $136,514 as security for one of the bank loans as described in note 7. As at December 31, 2004, the amount outstanding was $614,313. In 2005, the bank loan was repaid.

4. Inventory

Inventory includes $292,687 (2004 - $18,423) of merchandise and $155,888 (2004 -
$278,434) of raw materials.

5. Equipment

Equipment is comprised as follows:

                                                                            2005                          2004
                                                                     Accumulated                   Accumulated
                                                            Cost    Depreciation          Cost    Depreciation
                                                  ------------------------------------------------------------
                Furniture and fixtures            $       67,168    $     30,295    $   38,421    $     24,224
                Equipment                                848,147         601,952       638,797         502,174
                Vehicle                                   16,647               -        15,093          15,091
                Software                                 690,498         409,654       679,214         262,542
                                                  ------------------------------------------------------------
                                                  $    1,622,460    $  1,041,901    $1,371,525    $    804,031
                                                  ------------------------------------------------------------
                Net carrying amount                                 $    580,559                  $    567,494
                                                                    ------------                  ------------

Depreciation expenses included in general and administrative expense, costs of sales, and research and development expenses are $173,513 (2004 - $132,444), $35,237 (2004 - $25,543), and $Nil (2004 - $47,796) respectively.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


6.   Investments Available for Sale

                                                                                 2005             2004

                               Stock #1                                  $  2,478,250       $        -
                               Stock #2                                        49,565           48,755
                               Other miscellaneous                                263              258
                                                                         -------------------------------
                                                                         $  2,528,078       $   49,013
                                                                         -------------------------------

Stock #1 represents 500,000 shares, 20% ownership and major shareholder of a private Korean company which is carried at cost.

Stock #2 represents a minority interest in a private Korean company which is carried at cost.

7. Loans Payable

                                                                                        2005          2004
                                                           Current   Long-term         Total         Total
                                                       ---------------------------------------------------
                     Bank loan                         $   594,780   $       -   $   594,780   $ 1,296,883
                     Promissory Note                        39,000           -        39,000        39,000
                     Note payable                           14,374           -        14,374       308,229
                     Government loans                            -      39,100        39,100       100,726
                     Discount of interest-free
                       government loans                          -      (8,106)       (8,106)       (9,323)
                     Vehicle Loan                            3,840       7,660        11,500             -
                                                       ---------------------------------------------------
                                                       $   651,994   $  38,654   $   690,648   $ 1,735,515
                                                       ---------------------------------------------------

Bank Loan

The bank loan bear interest at 7.5% and matures in December 2006. The loans are repayable upon maturity and guaranteed by the Korea Credit Guaranteed Fund for $505,563.

Promissory Note

The promissory note is non-interest bearing, unsecured, and due on demand.

Note Payable

The note payable is non-interest bearing and due on August 24, 2006.

Government Loan

The loan is non-interest bearing, unsecured, repayable in annual payments of $9,775 and matures in October 2009.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


7. Loans Payable (cont'd)

Vehicle Loan

The loan is interest bearing, secured by the vehicle as disclosed in note 5, and is repayable in 36 monthly installments of $320. The loan matures in December 2008.

8. Convertible Debentures

Pursuant to SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" the Company accounts for the convertible debentures as a liability at face value and no formal accounting recognition is assigned to the value inherent in the conversion feature.

The convertible debentures outstanding as at December 31, 2005 are unsecured and non-interest bearing. The debenture holders have sixteen months from the date of their agreements (the conversion date) to convert their debentures into common stock of the company. Balances outstanding after the conversion date are repayable twenty months after the conversion date (or thirty six months after the date of the agreements).

                                             Conversion       Conversion
                                                  Price             Date    Maturity date             Amount
                                          ------------------------------------------------------------------
                   Convertible note #1    $        0.35        6/15/2007       12/15/2008    $       492,800
                   Convertible notes #2            0.04        4/17/2007       10/17/2008            440,000
                   Convertible notes #3            0.14        4/17/2007       10/17/2008          2,161,334
                   Convertible notes #4            0.35        5/17/2007       11/17/2008          5,759,057
                                          ------------------------------------------------------------------
                   Total                                                                     $     8,853,191
                                          ------------------------------------------------------------------

The convertible debenture outstanding at December 31, 2004 had an annual coupon rate of 5%. The convertible debenture was repaid in 2005. Under the debenture agreement, the debenture holder has committed to provide financing of up to $5,000,000 over a two year period. The maximum amount of financing per month is $100,000. This agreement is still in effect. As security for meeting debenture conversions, 10,837,180 shares are held in escrow by a lawyer who shall provide the shares for repayment of the debt. The conversion price of said shares issued will be equal to 98% of the lowest closing bid price of the common stock on the listed market for the five days immediately following the notice date for the advance. As at December 31, 2005, no funds have been advanced under this agreement.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


9. Capital Stock

         Authorized
         300,000,000 common shares, par value $0.001 per share

                                                                       2005             2004
         Issued
         42,379,354 common shares (2004 - 23,409,800)                  $42,378          $23,409

On September 30, 2003, the Company cancelled 4,800,000 shares of common stock for no consideration. As well, the Company granted a 2 to 5 reverse stock split. The reverse split has retroactively been taken into consideration in the consolidated financial statements an the calculation of earnings per share. Subsequently, the Company issued 16,683,300 common shares in exchange for 100% of the outstanding shares of Cintel Co., Ltd.

In June 2004, 300,000 common shares were issued for consulting services at the value of $33,000.

In June 2004, 300,000 common shares were issued for consulting services at the value of $33,000.

In July 2004, 160,000 common shares were issued for consulting services at the value of $12,800.

In August 2004, 50,000 common shares were issued for consulting services at the value of $4,500.

In September 2004, 120,000 common shares were issued for consulting services at the value of $9,600.

In September 2004, the Company increased its authorized capital from 50,000,000 common shares to 300,000,000 common shares.

In October 2004, 120,000 common shares were issued for consulting services at the value of $14,400.

In November 2004, 170,000 common shares were issued for consulting services at the value of $15,000.

In November 2004, 25,000,000 common shares were placed in escrow for future conversion to repay the convertible debt. During 2004, 2,175,500 common shares were issued on conversion as described below. The balance of shares held in escrow at December 31, 2004 was 22,824,500.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


9. Capital Stock (cont'd)

In November 2004, the Company issued 412,286 common shares from escrow upon the conversion of $20,000 of the convertible debentures.

In December 2004, the Company issued 1,763,214 common shares from escrow upon the conversion of $40,000 of the convertible debentures.

In January 2005, the Company issued 240,000 common shares for consulting service at the value of $20,500.

In January 2005, the Company issued 2,262,424 common shares from escrow upon the repayment of $40,000 of the convertible debenture.

In February 2005, the Company issued 622,200 common shares from escrow upon the repayment of $50,000 of the convertible debentures.

In February 2005, 400,000 common shares were issued for consulting services at the value of $44,000.

In March 2005, the Company issued 1,485,120 common shares from escrow upon the repayment of $80,000 of the convertible debenture.

In March 2005, the Company repurchased 93,830 common shares for $105,259. The excess of repurchase price over fair market value was recorded as an employee benefit.

In March 2005, 1,905,136 common shares were issued upon the conversion of $140,000 of convertible debenture.

In April 2005, the Company issued 1,311,769 common shares from escrow upon the repayment of $40,000 of the convertible debenture.

In April 2005, 1,200,000 common shares were issued for consulting services at the value of $48,000.

In April 2005, 712,500 common shares were issued upon the conversion of $20,000 of convertible debenture.

In May 2005, 1,329,346 common shares were issued upon the conversion of $50,000 of convertible debenture.

In May 2005, the Company issued 2,333,551 common shares from escrow upon the repayment of $70,000 of the convertible debenture.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


9. Capital Stock (cont'd)

In June 2005, 150,000 common shares were issued for consulting services at the value of $4,500.

In June 2005, the Company issued 3,268,031 common shares from escrow upon the repayment of $80,000 of the convertible debenture.

In July 2005, the Company issued 704,225 common shares from escrow upon the repayment of $20,000 of the convertible debenture.

In September 2005, 500,000 common shares were issued for consulting services at the value of $15,000.

In October 2005, 400,000 common shares were issued for consulting services at the value of $36,000.

In December 2005, the Company issued 145,252 common shares for the repayment of $38,492 of the convertible debenture including interest.

The balance of shares held in escrow at December 31, 2005 was 10,837,180.

Stock Warrants and Options

The Company has accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock
- Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:

                                        2005             2004

          Interest rate                6.5%              6.5%
          Expected volatility           70%               70%
          Expected life in years         6                 6

In 1999 the Board of Directors of Cintel Korea adopted an option plan to allow employees to purchase ordinary shares of the Cintel Korea.

In August 1999, the share option plan granted 96,000 stock options for the common stock of Cintel Korea having a $0.425 nominal par value each and an exercise price of $0.425. In 2002, 53,000 stock options were cancelled. In 2003, an additional 30,000 stock options were cancelled.

In March 2000, 225,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.68. In 2002, 135,000 and in 2003, an additional 47,000 of these stock options were cancelled.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


9. Capital Stock (cont'd)

In February 2001, 30,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.72. In 2003, all of these stock options were cancelled.

In March 2003, 65,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.71. In the same year, 15,000 of these stock options were cancelled.

The options vest gradually over a period of 3 years from the date of grant. The term of each option shall not be more than 8 years from the date of grant. No options have vested during the year ended December 31, 2005 and 2004. The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

The following table summarizes the stock option activity during 2005 and 2004:

                                                                               2005             2004

                             Outstanding, beginning of year                 106,000          106,000
                             Exercised                                            -                -
                             Cancelled                                            -                -
                                                                        ------------------------------

                             Outstanding, end of year                       106,000          106,000
                                                                        ------------------------------

                             Weighted average fair value of options
                              granted during the year                        $    -            $   -
                                                                        ------------------------------

                             Weighted average exercise price of common
                              stock options, beginning of year               $ 0.62            $0.62
                                                                        ------------------------------

                             Weighted average exercise price of common
                              stock options granted in the year              $    -            $   -
                                                                        ------------------------------

                             Weighted average exercise price of common
                              stock options, end of year                     $ 0.67            $0.67
                                                                        ------------------------------

                             Weighted average remaining contractual
                              life of common stock options                  2 years          3 years
                                                                        ------------------------------


CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2005 and 2004


10. Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated. Corporate income tax rates applicable to the Korean subsidiary in 2005 and 2004 are 16.5 percent of the first 100 million Korean Won ($84,000) of taxable income and 29.7 percent on the excess. For the United States operation, the corporate tax rate is approximately 34%. The company provided a valuation allowance equal to the deferred tax amounts resulting from the tax losses in the United States, as it is not likely that they will be realized. Tax losses from the Korean subsidiary can be carried forward for five years to offset future taxable income. The U.S. tax losses can be carried forward for fifteen years to offset future taxable income. The company has accumulated approximately $ 6,797,082 of taxable losses, which can be used to offset future taxable income. The utilization of the losses expires in years 2008 to 2010. Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The Company has deferred income tax assets arising from research and development expenses. For accounting purposes, these amounts are expenses when incurred. Under Korean tax laws, these amounts are deferred and amortized on a straight-line basis over 5 years. The Company has deferred income tax assets as follows:

                                                                 2005             2004

                     Deferred income tax assets
                             Research and development
                             expenses amortized over 5
                             years for tax purposes          $    249,157          246,836
                       Other timing differences                   (51,836)         155,267
                       Net operating loss carryforwards         1,681,864          649,665
                                                             -------------------------------
                                                                1,879,185        1,051,768
                       Valuation Allowance                        657,039          117,011
                                                             -------------------------------
                                                             $  1,222,146          934,757
                                                            -------------------------------

11. Major Customers

For the year ended December 31, 2005, the Company had three major customers which accounted for 69% of the total revenue. In 2004, the company had two major customers which accounted for 34% of the total revenue.

                                    * * * * *


 CINTEL CORP.
 Consolidated Balance Sheets
 March 31, 2006 and 2005
                                                                        2006            2005
 ASSETS                                                                 ----            ----
 Current
     Cash and cash equivalents (note 3)                              $ 1,793,396   $   141,789
     Short term investment                                               291,427             -
     Accounts receivable (net of allowance for doubtful
       accounts of $1,087,980; 2003 - $972,014)                        3,340,302       326,192
     Inventory (note 4)                                                  489,017       290,032
     Prepaid and sundry assets                                           728,995       257,842
     Loans receivable (note 5)                                           154,358             -
     Deferred taxes (note 6)                                              10,851       213,470
                                                                     -----------   -----------

                                                                       6,808,346     1,229,325
 Deferred Financing Fees                                                       -        60,000
 Deferred Taxes (note 6)                                               1,336,599       799,875
 Investments (note 7)                                                  2,624,350        49,094
 Equipment (note 8)                                                      552,312       513,218
                                                                     -----------   -----------

                                                                     $11,321,607   $ 2,651,512
                                                                     ===========   ===========

 LIABILITIES
 Current
     Accounts payable                                                $ 2,532,860   $   873,359
     Convertible Debenture                                                     -       320,000
     Loans payable - current (note 9)                                    666,789     1,630,679
     Shareholder loan                                                          -       114,079
                                                                    ------------   -----------

                                                                       3,199,649     2,938,117
 Accrued Severance                                                        74,788       125,315
 Loans Payable (note 9)                                                   39,121        30,538
 Convertible Debenture (note 10)                                       8,853,191             -
                                                                     -----------  ------------

                                                                      12,166,749     3,093,970
                                                                     -----------   -----------

 STOCKHOLDERS' DEFICIENCY
 Capital Stock (note 11)                                                  42,379        30,324
 Paid in Capital                                                       5,351,058     4,941,120
 Treasury Stock                                                           (5,630)     (105,185)
 Accumulated Other Comprehensive Income                                  415,011        26,830
 Accumulated Deficit                                                  (6,647,960)   (5,335,547)
                                                                     -----------   -----------

                                                                        (845,142)     (442,458)
                                                                     -----------   -----------

                                                                     $11,321,607   $ 2,651,512
                                                                     ===========   ===========

  (The accompanying notes to the financial statements are an integral part of these statements)


 CINTEL CORP.
 Consolidated Statement of Operations
 Three Months Ended March 31, 2006 and 2005

                                                                2006          2005
                                                                ----          ----
 Revenue
     Merchandise                                            $ 2,218,198   $   112,004
     Finished goods                                              75,469             -
     Services                                                    28,032        14,514
                                                            -------------------------

                                                              2,321,699       126,518
                                                            -------------------------

 Cost of Sales
     Merchandise                                              2,137,305       111,678
     Finished goods                                              50,724             -
                                                            -------------------------

                                                              2,188,029       111,678
                                                            -------------------------

 Gross Profit                                                   133,670        14,840
                                                            -------------------------

 Expenses
     Salaries and employee benefits                             182,911       148,252
     Professional fees                                          100,667       124,351
     Office and general                                          95,914        98,650
     Depreciation                                                51,414        55,750
     Travel                                                      31,425        45,394
     Research and development                                    18,641             -
     Taxes and dues                                                 121        32,782
                                                            -------------------------

                                                                481,093       505,179
                                                            -------------------------

 Operating Loss                                                (347,423)     (490,339)
                                                            -------------------------

 Other Expense (Income)
     Interest and other income                                 (109,416)       (1,459)
     Foreign exchange                                            (3,344)            -
     Interest expense                                            12,073        74,849
     Amortization of deferred financing fees                     30,000        60,000
                                                            -------------------------

                                                                (70,687)      133,390
                                                            -------------------------

 Loss Before Income Taxes                                      (276,736)     (623,729)
                                                            -------------------------

     Current                                                     23,432             -
     Deferred income taxes recoverable                          (78,473)      (77,314)
                                                            -------------------------

                                                                (55,041)      (77,314)
                                                            -------------------------

 Net Loss                                                   $  (221,695)  $  (546,415)
                                                            =========================

 Basic Loss per Share                                       $     (0.01)  $     (0.02)
                                                            =========================

 Fully Diluted Loss per Share                               $     (0.01)  $     (0.02)
                                                            =========================

 Weighted Average Number of Shares (note 11)                 42,379,354    27,692,499
                                                            =========================

 Fully Diluted Weighted Average Number of Shares (note 11)   42,379,354    27,692,499
                                                            =========================

  (The accompanying notes to the financial statements are an integral part of these statements)




 CINTEL CORP.
 Consolidated Statement of Stockholders' Equity
 Three Months Ended March 31, 2006 and 2005

                                                               Paid in                Accumulated
                                                            Capital in                      Other                        Total
                                        Number of  Capital   Excess of    Treasury  Comprehensive   Accumulated  Stockholders'
                                           Shares    Stock   Par value       Stock           Loss       Deficit         Equity
                                       ---------------------------------------------------------------------------------------
 Balance, January 1, 2005              23,409,800  $23,409  $4,573,535  $       -   $     23,826   $(4,789,132)  $   (168,362)
 Common shares issued for consulting
   services                               640,000      640      63,860          -              -             -         64,500
 Conversion of convertible debentures
   into common stock                    4,369,744    4,370     165,630          -              -             -        170,000
 Conversion of convertible debentures
   into common stock                    1,905,136    1,905     138,095          -              -             -        140,000
 Repurchase of employees' stock                 -        -           -   (105,185)             -             -       (105,185)
 Foreign exchange on translation                -        -           -          -          3,004             -          3,004
 Net loss                                       -        -           -          -              -      (546,415)      (546,415)
                                       ---------------------------------------------------------------------------------------

 Balance, March 31, 2005               30,324,680  $30,324  $4,941,120  $(105,185)  $     26,830   $(5,335,547)  $   (442,458)
                                       =======================================================================================

 Balance, January 1, 2006              42,379,354  $42,379  $5,351,058  $  (5,630)  $    121,739   $(6,426,265)  $   (916,719)
 Foreign exchange on translation                -        -           -          -        293,272             -        293,272
 Net loss                                       -        -           -          -              -      (221,695)      (221,695)
                                       ---------------------------------------------------------------------------------------

 Balance, March 31, 2006               42,379,354  $42,379  $5,351,058  $  (5,630)  $    415,011   $(6,647,960)  $   (845,142)

 (The accompanying notes to the financial statements are an integral part of these statements)


 CINTEL CORP.
 Consolidated Statement of Cash Flows
 Three Months Ended March 31, 2006 and 2005

                                                                                     2006        2005
                                                                                     ----        ----
 Cash Flows from Operating Activities
     Net loss                                                                   $  (221,695)  $(546,415)
     Adjustments for working capital and non-cash items:
       Depreciation                                                                  51,414      55,750
       Amortization of financing fees                                                30,000      75,380
       Common stock issued for consulting services                                        -      64,500
     Net Changes in Assets & Liabilities
       Accounts receivable                                                       (2,269,479)    272,019
       Inventory                                                                    (23,273)      7,337
       Prepaid and sundry assets                                                   (353,849)     12,605
       Deferred taxes                                                               (78,473)    (77,314)
       Accounts payable                                                           1,682,146      45,000
       Accrued severance                                                              2,781       2,345
                                                                                -----------------------

                                                                                 (1,180,428)    (88,793)
                                                                                -----------------------

 Cash Flows from Investing Activities
     Short term investments                                                        (290,354)          -
     Loans receivable                                                              (153,789)          -
     Acquisition of equipment, net                                                   (1,244)       (356)
                                                                                -----------------------


                                                                                   (445,387)       (356)
                                                                                -----------------------

 Cash Flows from Financing Activities
     Payments of deferred financing fees                                                  -    (240,000)
     Proceeds from loans payable                                                          -     (77,342)
     Proceeds from convertible debenture - net                                            -     (20,000)
     Advances from shareholder loan                                                       -      81,144
     Proceeds from common shares issued for repayment of convertible debenture            -     310,000
     Repurchase of employees' stocks                                                      -    (105,185)
     Loans payable                                                                   (9,517)          -
                                                                                -----------------------

                                                                                     (9,517)    (51,383)
                                                                                -----------------------

 Foreign Exchange on Cash and Cash Equivalents                                      (60,721)        934
                                                                                -----------------------

 Net Decrease in Cash and Cash Equivalents                                       (1,696,053)   (139,598)
 Cash and Cash Equivalents - beginning of  year                                   3,489,449     281,387
                                                                                -----------------------

 Cash and Cash Equivalents - end of year                                        $ 1,793,396   $ 141,789
                                                                                =======================

 During the year, the company had cash flows arising from interest and income taxes paid as follows:
     Interest paid                                                              $    12,073   $  51,469
                                                                                =======================

     Income taxes paid                                                          $    23,432   $       -

 (The accompanying notes to the financial statements are an integral part of these statements)

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

1. Operations and Business

Cintel Corp., formerly Link2 Technologies, Inc. ("the Company"), was incorporated in the State of Nevada on August 16, 1996 and on April 24, 2001 changed its name from "Great Energy Corporation International" to Link2 Technologies, Inc. On September 30, 2003 the Company changed its name to Cintel Corp.

On September 30, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Cintel Co., Ltd., ("Cintel Korea") a Korean corporation and its shareholders. The Agreement provided for the acquisition by the Company from the shareholders of 100% of the issued and outstanding capital stock of Cintel Korea. In exchange, the shareholders of Cintel Korea received 16,683,300 shares of the Company. As a result, the shareholders of Cintel Korea controlled 82% of the Company. While the Company is the legal parent, as a result of the reverse-takeover, Cintel Korea became the parent company for accounting purposes.

Upon completion of the share exchange, the business operations of Cintel Korea constituted virtually all of the business operations of the Company. Cintel Korea develops network solutions to address technical limitations to the Internet. Cintel Korea has developed what it believes is the first Korean server load balancing technology. Cintel Korea is now focused on the development of advanced solutions for Internet traffic management. The business operations of Cintel Korea are located in Seoul, Korea.

2. Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

a) Basis of Financial Statement Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

b) Basis of Consolidation

The merger of the Company and Cintel Korea has been recorded as the recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of the management of Cintel Korea was to acquire the Company as a shell company listed on NASDAQ. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

c) Unit of Measurement

The US Dollar has been used as the unit of measurement in these financial statements.

CINTEL CORP.

 Notes to Consolidated Financial Statements March 31, 2006 and 2005

d) Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

e) Revenue Recognition

The Company recognizes revenues upon delivery of merchandise sold, and when services are rendered for maintenance contracts.

f) Cash and Cash Equivalents

Cash includes currency, cheques issued by others, other currency equivalents, current deposits and passbook deposits. Cash equivalents include securities and short-term money market instruments that can be easily converted into cash. The investments that mature within three months from the investment date are also included as cash equivalents.

g) Investments

Investments in available-for-sale securities are recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value when it is readily determinable, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

Investments subject to significant influence have been recorded using the equity method.

h) Inventories

Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price.

The cost of inventories is determined on the first-in first-out method, except for materials-in-transit for which the specific identification method is used.

i) Equipment

Equipment is stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over a period of 5 years.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

2. Summary of Significant Accounting Policies (cont'd)

j) Government Grants

Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

k) Currency Translation

The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income.

Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

l) Financial Instruments

Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

m) Income Tax

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

n) Earnings or Loss per Share

The Company adopted FAS No.128, "Earnings per Share" which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

2. Summary of Significant Accounting Policies (cont'd)

o) Concentration of Credit Risk

SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Korean financial institutions.

The Company's provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts.

For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.

Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions. The Company does not have any significant risk with respect to a single client.

p) Recent Accounting Pronouncements

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

In May 2005, the FASB issued Statement No. 154, Accounting Changes and
Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (Statement No. 154). Statement No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Statement No. 154 requires retrospective application of any change in accounting principle to prior periods' financial statements. Statement No. 154 is effective for the first fiscal period beginning after December 15, 2005. We do not expect the implementation of Statement No. 154 to have a significant impact on our consolidated financial statements.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

3. Cash and Cash Equivalents

In 2005, the company provided $136,738 as security for one of the bank loans as described in note 9. As at March 31, 2005, the amount of loan outstanding was $615,321. In 2006, the bank loan was repaid.

4. Inventory

Inventory includes $334,705 (2005 - $18,752) of merchandise and $154,312 (2005 -
$271,280) of raw materials.

5. Loans Receivable

Loans receivable are comprised of the following;

                                                                        2006              2005
                                                                        ----              ----

                                      Loan receivable #1          $      51,450        $      -
                                      Loan receivable #2                102,908               -
                                                                  -----------------------------
                                                                  $     154,358        $      -
                                                                  =============================


Loan receivable #1 to a private Korean company is non-interest bearing and matures on May 12, 2006. The loan is due on demand and secured by a personal guarantee and the shares of the chief executive officer of the indebted company.

Loan receivable #2 to the chief executive officer of the indebted company per loan receivable #1 bears interest at 6% per annum, and is due on demand. The loan is secured by 100% of the shares of a new private company incorporated in March 2006.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

6. Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated. Corporate income tax rates applicable to the Korean subsidiary in 2006 and 2005 are 16.5 percent of the first 100 million Korean Won ($84,000) of taxable income and 29.7 percent on the excess. For the United States operation, the corporate tax rate is approximately 34%. The company provided a valuation allowance equal to the deferred tax amounts resulting from the tax losses in the United States, as it is not likely that they will be realized. Tax losses from the Korean subsidiary can be carried forward for five years to offset future taxable income. The U.S. tax losses can be carried forward for fifteen years to offset future taxable income. The company has accumulated approximately $7,054,794 of taxable losses, which can be used to offset future taxable income. The utilization of the losses expires in years 2008 to 2010.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The Company has deferred income tax assets arising from research and development expenses. For accounting purposes, these amounts are expenses when incurred. Under Korean tax laws, these amounts are deferred and amortized on a straight-line basis over 5 years.

The Company has deferred income tax assets as follows:

                                                                                    2006        2005
                                                                                    ----        ----
                             Deferred income tax assets
                               Research and development expenses amortized
                                 over 5 years for tax purposes                $   258,646     231,788
                               Other timing differences                           (53,810)    155,522
                               Net operating loss carryforwards                 1,799,654     838,868
                                                                              -----------------------
                                                                                2,004,490   1,226,178
                               Valuation Allowance                                657,039     212,833
                                                                              -----------------------

                                                                              $ 1,347,451   1,013,345
                                                                              =======================


CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

7. Investments Available for Sale

                                                                        2006              2005

                                    Stock #1                       $   2,572,624      $        -
                                    Stock #2                              51,453          48,835
                                    Other miscellaneous                      273             259
                                                                   -----------------------------

                                                                   $   2,624,350      $   49,094
                                                                   =============================


Stock #1 represents 500,000 shares, 20% ownership in a private Korean company. As the financial statement of the investee are not readily available, income from the investment has not been recorded.

Stock #2 represents a minority interest in a private Korean company which is carried at cost.

8. Equipment

Equipment is comprised as follows:

                                                                       2006                      2005
                                                                       ----                      ----
                                                                 Accumulated               Accumulated
                                                          Cost  Depreciation        Cost  Depreciation
                                                    --------------------------------------------------
                            Furniture and fixtures      69,725       33,757       38,484       25,494
                            Equipment                  882,442      642,223      640,866      522,833
                            Vehicles                    17,281          864       15,117       15,115
                            Software                   715,833      456,125      674,467      292,274
                                                    --------------------------------------------------
                                                    $1,685,281  $ 1,132,969   $1,368,934  $   855,716
                                                    --------------------------------------------------

                            Net carrying amount                 $   552,312               $   513,218
                                                                -----------               ------------

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

9. Loans Payable

                                                                                    2006         2005
                                                                                    ----         ----
                                                            Current  Long-term      Total        Total
                                                            ------------------------------------------
                          Bank loan                         $617,430  $      -   $617,430   $1,220,875
                          Promissory Note                     39,000         -     39,000       39,000
                          Note payable                         6,380         -      6,380      309,790
                          Government loans                         -    40,589     40,589      100,891
                          Discount of interest-free
                            government loans                       -    (8,415)    (8,415)      (9,339)
                          Vehicle Loan                         3,979     6,947     10,926            -
                                                            ------------------------------------------

                                                            $666,789  $ 39,121   $705,910   $1,661,217
                                                            ==========================================


Bank Loan

The bank loan bears interest at 7.5% and matures in December 2006. The loan is repayable upon maturity and guaranteed by the Korea Credit Guaranteed Fund for $524,816.

Promissory Note
The promissory note is non-interest bearing, unsecured, and due on demand.

Note Payable
The note payable is non-interest bearing and due on August 24, 2006.

Government Loan

The loan is non-interest bearing, unsecured, repayable in annual payments of $10,143 and matures in October 2009.

Vehicle Loan
The loan is interest bearing, secured by the vehicle as disclosed in note 8, and is repayable in 36 monthly installments of $331. The loan matures in December 2008.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

10. Convertible Debentures

Pursuant to SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" the Company accounts for the convertible debentures as a liability at face value and no formal accounting recognition is assigned to the value inherent in the conversion feature.

The convertible debentures outstanding as at March 31, 2006 are unsecured and non-interest bearing. The debenture holders have sixteen months from the date of their agreements (the conversion date) to convert their debentures into common stock of the company. Balances outstanding after the conversion date are repayable twenty months after the conversion date (or thirty six months after the date of the agreements).

Conversion Conversion

                                                         Price       Date  Maturity date      Amount
                                                    -------------------------------------------------
                              Convertible note #1   $    0.35   6/15/2007     12/15/2008   $  492,800
                              Convertible notes #2       0.04   4/17/2007     10/17/2008      440,000
                              Convertible notes #3       0.14   4/17/2007     10/17/2008    2,161,334
                              Convertible note #4        0.35   5/17/2007     11/17/2008    5,759,057
                                                    -------------------------------------------------

                              Total                                                        $8,853,191
                                                                                           ==========


The two convertible debentures outstanding at March 31, 2005 had an annual coupon rate of 12% and 5%. The convertible debentures were repaid in 2005.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

11. Capital Stock

Authorized
300,000,000 common shares, par value $0.001 per share 2006 2005
                                                      ---------

Issued
42,379,354 common shares (2005 - 30,324,680) $ 42,378 $ 30,324

On September 30, 2003, the Company cancelled 4,800,000 shares of common stock for no consideration. As well, the Company granted a 2 to 5 reverse stock split. The reverse split has retroactively been taken into consideration in the consolidated financial statements an the calculation of earnings per share. Subsequently, the Company issued 16,683,300 common shares in exchange for 100% of the outstanding shares of Cintel Co., Ltd.

In June 2004, 300,000 common shares were issued for consulting services at the value of $33,000.

In June 2004, 300,000 common shares were issued for consulting services at the value of $33,000.

In July 2004, 160,000 common shares were issued for consulting services at the value of $12,800.

In August 2004, 50,000 common shares were issued for consulting services at the value of $4,500.

In September 2004, 120,000 common shares were issued for consulting services at the value of $9,600.

In September 2004, the Company increased its authorized capital from 50,000,000 common shares to 300,000,000 common shares.

In October 2004, 120,000 common shares were issued for consulting services at the value of $14,400.

In November 2004, 170,000 common shares were issued for consulting services at the value of $15,000.

In November 2004, 25,000,000 common shares were placed in escrow for future conversion to repay the convertible debt.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

11. Capital Stock (cont'd)

In November 2004, the Company issued 412,286 common shares from escrow upon the conversion of $20,000 of the convertible debentures.

In December 2004, the Company issued 1,763,214 common shares from escrow upon the conversion of $40,000 of the convertible debentures.

In January 2005, the Company issued 240,000 common shares for consulting service at the value of $20,500.

In January 2005, the Company issued 2,262,424 common shares from escrow upon the repayment of $40,000 of the convertible debenture.

In February 2005, the Company issued 622,200 common shares from escrow upon the repayment of $50,000 of the convertible debentures.

In February 2005, 400,000 common shares were issued for consulting services at the value of $44,000.

In March 2005, the Company issued 1,485,120 common shares from escrow upon the repayment of $80,000 of the convertible debenture.

In March 2005, the Company repurchased 93,830 common shares for $105,259. The excess of repurchase price over fair market value was recorded as an employee benefit.

In March 2005, 1,905,136 common shares were issued upon the conversion of $140,000 of convertible debenture.

In April 2005, the Company issued 1,311,769 common shares from escrow upon the repayment of $40,000 of the convertible debenture.

In April 2005, 1,200,000 common shares were issued for consulting services at the value of $48,000.

In April 2005, 712,500 common shares were issued upon the conversion of $20,000 of convertible debenture.

In May 2005, 1,329,346 common shares were issued upon the conversion of $50,000 of convertible debenture.

In May 2005, the Company issued 2,333,551 common shares from escrow upon the repayment of $70,000 of the convertible debenture.

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

11. Capital Stock (cont'd)

In June 2005, 150,000 common shares were issued for consulting services at the value of $4,500.

In June 2005, the Company issued 3,268,031 common shares from escrow upon the repayment of $80,000 of the convertible debenture.

In July 2005, the Company issued 704,225 common shares from escrow upon the repayment of $20,000 of the convertible debenture.

In September 2005, 500,000 common shares were issued for consulting services at the value of $15,000.

In October 2005, 400,000 common shares were issued for consulting services at the value of $36,000.

In December 2005, the Company issued 145,252 common shares for the repayment of $38,492 of the convertible debenture including interest.

The balance of shares held in escrow in March 2006 of 10,837,180 was returned to the company.

                           Stock Warrants and Options

The Company has accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:

                                                                             2006          2005
                                                                             ----          ----
                                      Interest rate                          6.5%          6.5%
                                      Expected volatility                     70%           70%
                                      Expected life in years                   6             6


CINTEL CORP.


Notes to Consolidated Financial Statements March 31, 2006 and 2005

11. Capital Stock (cont'd)

In February 2001, 30,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.72. In 2003, all of these stock options were cancelled.

In March 2003, 65,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.71. In the same year, 15,000 of these stock options were cancelled.

The options vest gradually over a period of 3 years from the date of grant. The term of each option shall not be more than 8 years from the date of grant. No options have vested during the year ended December 31, 2005 and 2004.

The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

The following table summarizes the stock option activity during 2006 and 2005:

                                                                                    2006           2005
                                                                                    ----           ----

                         Outstanding, beginning of year                           106,000        106,000
                         Exercised                                                      -              -
                         Cancelled                                                      -              -
                                                                              --------------------------
                         Outstanding, end of year                                 106,000        106,000
                                                                              ==========================
                         Weighted average fair value of options granted
                           during the year                                    $         -   $          -
                                                                              ==========================

                         Weighted average exercise price of common stock
                           options, beginning of year                         $      0.62   $       0.62
                                                                              ==========================

                         Weighted average exercise price of common stock
                           options granted in the year                        $         -   $          -
                                                                              ==========================

                         Weighted average exercise price of common stock
                           options, end of year                               $      0.67   $       0.67
                                                                              ==========================

                         Weighted average remaining contractual life of
                           common stock options                                   1 years        2 years
                                                                              ==========================

CINTEL CORP.

Notes to Consolidated Financial Statements March 31, 2006 and 2005

12. Contingent Liabilities and Commitments

a) The Company has entered into a contract with iMimic Networking, Inc. for the use of the iMimic solution within Korea starting November 17, 2000. For the use of this solution, the Company paid $70,000 as an upfront payment and pays a $640 royalty for each product sold that uses the iMimic solution. The Company is also required to pay an annual royalty fee of $10,000. The contract has no fixed termination date.

b) The Company is committed to office spaces' leases obligations which expires in December 2006 and February 2007. Future minimum annual payments (exclusive of taxes and insurance) under the leases are as follows:

                                               2006                           $   72,097
                                               2007                                2,000
                                                                              ----------
                                                                              $   74,097
                                                                              ==========


Rent expenses paid in 2006 and 2005 were $ 36,731 and $28,288 respectively.

c) On September 14, 2004, the Company entered into a Standby Equity Distribution Agreement with US-based investment fund Cornell Capital Partners LP. Under the terms of the agreement, Cornell has committed to provide up to $5 million of funding to the Company over a 24 month period, to be drawn down at the Company's discretion through the sale of the Company's common stock to Cornell. No amount was outstanding as at March 31, 2006 ($240,000-2005).

                                   44,300,549
                                    Shares of
                                  Common Stock

                                       of

                                  Cintel Corp.





                                   PROSPECTUS




                  The date of this prospectus is __________, 2006

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of Cintel Corp. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

         The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

          (1)  The person conducted himself or herself in good faith;

          (2)  The person reasonably believed:

               (a)  In the case of  conduct  in an  official  capacity  with the
                    corporation,   that   his   or  her   conduct   was  in  the
                    corporation's best interests; and

               (b) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

          (3) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

         The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                      Nature of Expense                                                Amount
                      -----------------                                                ------
                      SEC Registration fee                                           $ 841.38
                      Accounting fees and expenses                                 15,000.00*
                      Legal fees and expenses                                      50,000.00*
                                                                                   ----------
                                TOTAL                                             $65,841.38*
                                                                                  ===========
                      * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the pat three years we issued the below securities without registration under the Securities Act of 1933, as amended (the "Securities Act"). Unless noted otherwise, securities issued in each of such transaction were offered and sold in reliance upon the exemption from registration under
Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. The recipients of the securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and restrictive legends were affixed to the share certificates and other instruments issued in such transactions.

         On September 30, 2003, pursuant to a Share Exchange Agreement with Cintel Co., Ltd., a Korean corporation ("CinTel Korea") and the shareholders of CinTel Korea, we issued 16,683,300 shares of common stock in exchange for 100% of the issued and outstanding capital stock of CinTel Korea. The shares were issued pursuant to Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder.

         In June 2004, we issued 300,000 shares of common stock as consideration for consulting services valued at $33,000.

         In July 2004, we issued 160,000 shares of common stock as consideration for consulting services valued at $12,800.

         In August 2004, we issued 50,000 shares of common stock as consideration for consulting services valued at $4,500.

         In September 2004, we issued 120,000 shares of common stock as consideration for consulting services valued at $9,600.

         In October 2004, we issued 120,000 shares of common stock as consideration for consulting services valued at $14,400.

         In November 2004, we issued 170,000 shares of common stock as consideration for consulting services valued at $15,000.

         During the fiscal quarter ended December 31, 2004, we issued 2,175,500 shares of common stock upon the conversion of convertible debentures in the face amount of $60,000.

         In January 2005, we issued 240,000 shares of common stock as consideration for consulting services with a value of $20,500.

         In January 2005, we issued 2,262,424 shares of common stock from escrow upon the conversion of $40,000 of a convertible debenture. The conversion price was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the conversion notice.

         In February 2005, we issued 622,200 shares of common stock from escrow upon the conversion of $50,000 of a convertible debenture. The conversion price was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the conversion notice.

         In February 2005, we issued 400,000 shares of common stock as consideration for consulting services with a value of $44,000.

         In March 2005, we issued 1,485,120 shares of common stock from escrow upon the conversion of $80,000 of a convertible debenture. The conversion price was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the conversion notice.

         In March 2005, we repurchased 93,830 common shares for $105,259. The access of repurchase price over fair market value was recorded as an employee benefit.

         In March 2005, we issued 1,905,136 shares of common stock upon the conversion of $140,000 of a convertible debenture. The conversion price was $0.0735 per share.

         In April 2005, we issued 1,311,769 shares of common stock from escrow upon the repayment of $40,000 of the convertible debenture. The price per share of was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the notice of repayment date.

         In April 2005, we issued 1,200,000 shares of common stock as consideration for consulting services with a value of $48,000.

         In April 2005, we issued 712,500 shares of common stock upon the conversion of $20,000 of a convertible debenture. The conversion price was $0.028 per share.

         In May 2005, we issued 1,329,346 shares of common stock upon the conversion of $50,000 of a convertible debenture. The conversion price was $0.038 per share.

         In May 2005, we issued 2,333,551 shares of common stock from escrow upon the repayment of $70,000 of the convertible debenture. The price per share of was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the notice of repayment date.

         In June 2005, we issued 150,000 shares of common stock as consideration for consulting services with a value of $4,500.

         In June 2005, we issued 3,268,031 shares of common stock from escrow upon the repayment of $80,000 of the convertible debenture. The price per share of was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the notice of repayment date.

         In July 2005, we issued 704,225 shares of common stock from escrow upon the repayment of $20,000 of the convertible debenture. The price per share of was calculated as 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five days immediately following the notice of repayment date. This transaction was exempt from registration requirements pursuant to Section 4(2) of the Securities Act, Section 3(a)(9) of the Securities Act and/or Regulation S promulgated pursuant to the Securities Act.

         In September 2005, we issued 500,000 shares of common stock as consideration for consulting services with a value of $15,000.

         In October 2005, we issued 400,000 shares of common stock as consideration for consulting services with a value of $36,000.

         On October 17, 2005, we sold an aggregate of $440,000 principal amount convertible notes to two accredited investors. The convertible notes do not bear interest and, unless converted into shares of our common stock, are due and payable on April 17, 2007. The convertible notes are convertible into shares of our common stock at any time after issuance at a conversion price of $0.04 per share. This transaction was exempt from registration requirements pursuant to Rule 506 promulgated pursuant to the Securities Act.

         On November 17, 2005, we sold an aggregate of $2,161,334 principal amount convertible notes to ten accredited investors. The convertible notes do not bear interest and, unless converted into shares of our common stock, are due and payable on May 17, 2007. The convertible notes are convertible into shares of our common stock at any time after issuance at a conversion price of $0.14 per share. This transaction was exempt from registration requirements pursuant to Rule 506 promulgated pursuant to the Securities Act.

         On December 15, 2005, we sold an aggregate of $5,797,057 principal amount convertible notes to ten accredited investors. The convertible notes do not bear interest and, unless converted into shares of our common stock, are due and payable on June 15, 2007. The convertible notes are convertible into shares of our common stock at any time after issuance at a conversion price of $0.35 per share. This transaction was exempt from registration requirements pursuant to Rule 506 promulgated pursuant to the Securities Act.

         On December 26, 2005, sold an aggregate of $492,800 principal amount convertible notes to two accredited investors. The convertible notes do not bear interest and, unless converted into shares of our common stock, are due and payable on June 26, 2007. The convertible notes are convertible into shares of our common stock at any time after issuance at a conversion price of $0.35 per share. This transaction was exempt from registration requirements pursuant to Rule 506 promulgated pursuant to the Securities Act.

         In December 2005, the Company issued 145,252 common shares for the repayment of $38,492 of the convertible debenture including interest. This transaction was exempt from registration requirements pursuant to Section 3(a)(9) of the Securities Act.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to the "Company" in this Exhibit List mean Cintel Corp., a Nevada corporation.

Exhibit Number                     Description
------------------ -- ------------------------------------------------------------------------------------------------
2.1                   Share Exchange Agreement,  dated September 30, 2003, by and among the Company, Cintel Co., Ltd, and the  shareholders of Cintel Co., Ltd.  (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 30, 2003)
3.1                   Articles of Incorporation  (Incorporated by reference to the Company's  registration  statement on Form SB-2 (File No.  333-100046),  filed with the  Securities  and  Exchange  Commission  on
                      September 24, 2002)
3.2                   Certificate of Amendment to Articles of Incorporation dated April 27, 2001 (Incorporated by reference to the
                      Company's registration statement on Form SB-2 (File No. 333-119002), filed with the Securities and Exchange
                      Commission on September 15, 2004)
3.3                   Certificate of Amendment to Articles of Incorporation dated October 21, 2003 (Incorporated by reference to the
                      Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and  Exchange Commission on April 14, 2004)
3.4                   Certificate of Amendment to Articles of  Incorporation  dated September 13, 2004  (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119002),  filed with the Securities and Exchange Commission on September 15, 2004)
3.5                   Bylaws  (Incorporated by reference to the Company's  registration  statement on Form SB-2 (File
                      No. 333-100046), filed with the Securities and Exchange Commission on September 24, 2002)
4.1                   Standby Equity Distribution Agreement,  dated August 4, 2004, between Cornell Capital Partners,
                      L.P. and the Company  (Incorporated  by reference to the  Company's  registration  statement on
                      Form  SB-2  (File No.  333-119002),  filed  with the  Securities  and  Exchange  Commission  on
                      September 15, 2004)
4.2                   $240,000  principal  amount  Compensation  Debenture,  due  August 4,  2007,  issued to Cornell
                      Capital  Partners,   L.P.,  in  connection  with  the  Standby  Equity  Distribution  Agreement
                      (Incorporated  by  reference  to the  Company's  registration  statement on Form SB-2 (File No.
                      333-119002), filed with the Securities and Exchange Commission on September 15, 2004)
4.3                   Convertible  Note in the principal  amount of $40,000 issued to Sang Yong Oh  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      October 21, 2005)
4.4                   Convertible  Note in the principal  amount of $400,000 issued to Tai Bok Kim  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      October 21, 2005)
4.5                   Convertible  Note in the principal  amount of $9,640 issued to Meung Jun Lee  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.6                   Convertible  Note in the principal  amount of $28,930 issued to Jin Yong Kim  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.7                   Convertible  Note in the principal  amount of $48,300  issued to Su Jung Jun  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.8                   Convertible  Note in the  principal  amount of $48,300  issued to Se Jung Oh  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)


4.9                   Convertible  Note in the principal  amount of $48,300 issued to Sun Kug Hwang  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.10                  Convertible Note in the principal amount of $192,864 issued to Woo Young Moon  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.11                  Convertible  Note in the principal  amount of $336,000 issued to Joo Chan Lee  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.12                  Convertible  Note in the principal  amount of $483,000 issued to Sang Ho Han  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.13                  Convertible  Note in the principal  amount of $483,000  issued to Jun Ro Kim  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.14                  Convertible  Note in the principal  amount of $483,000 issued to Tai Bok Kim  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      November 21, 2005)
4.15                  Convertible Note in the principal amount of $2,082,500  issued to Tai Bok Kim  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.16                  Convertible  Note in the principal  amount of $280,000 issued to Joo Chan Lee  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.17                  Convertible  Note in the principal  amount of $281,065 issued to Sang Yong Oh  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.18                  Convertible  Note in the principal  amount of $246,400  issued to JungMi Lee  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.19                  Convertible Note in the principal  amount of $59,172 issued to Sung Min Chang  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.20                  Convertible  Note in the principal  amount of $246,400 issued to Eun Suk Shin  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.21                  Convertible Note in the principal amount of $492,800 issued to Overnet Co., Ltd.  (Incorporated by reference to the Company's  Form 8-K filed with the  Securities  and Exchange  Commission on
                      December 20, 2005)
4.22                  Convertible  Note in the principal  amount of $98,620  issued to Yeun Jae Jo  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.23                  Convertible  Note  in the  principal  amount  of  $985,950  issued  to  Equinox  Partners  Inc.
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on December 20, 2005)
4.24                  Convertible  Note in the principal  amount of $788,950 issued to Kei Wook Lee  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 20, 2005)
4.25                  Convertible  Note in the principal  amount of $492,800 issued to SeokKyu Hong  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 30, 2005)
4.26                  Convertible Note in the principal  amount of $197,200 issued to Moon Soo Park  (Incorporated by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                      December 30, 2005)
5.1                   Opinion and Consent of Sichenzia Ross Friedman  Ference LLP  (Incorporated  by reference to the
                      Company's  registration on Form SB-2, filed with the Securities and Exchange  Commission on May
                      11, 2006)



10.1                  License Agreement for the use of Louisville,  Kentucky Office (Incorporated by reference to the
                      Company's  registration on Form SB-2, filed with the Securities and Exchange  Commission on May
                      11, 2006)
10.2                  Lease  Agreement  for Korea office  (Incorporated  by reference to the  Company's  registration statement  on Form  SB-2  (File  No.  333-119002),  filed  with  the  Securities  and  Exchange
                      Commission on September 15, 2004)
10.3                  Product Resale Agreement dated May 11, 2004 between Curtis, Inc. and the Company  (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119002),  filed with the Securities and Exchange Commission on September 15, 2004)
10.4                  Distribution   Agreement   dated  April  26,  2002  by  and  between  the  Company  and  Suntze
                      Communications  Engineering Pte. Ltd.  (Incorporated by reference to the Company's registration statement  on Form  SB-2  (File  No.  333-119002),  filed  with  the  Securities  and  Exchange
                      Commission on September 15, 2004)
10.5                  Distribution  Agreement,  dated May 24,  2002,  by and between the Company and  Sumitomo  Metal
                      System Solutions Co., Ltd. (n/k/a Canon System Solutions Co., Ltd.)  (Incorporated by reference to the  Company's  registration  statement on Form SB-2 (File No.  333-119002),  filed with the
                      Securities and Exchange Commission on September 15, 2004)
10.6                  Distribution Agreement dated May 23, 2001 by and between the Company and Rikei Corporation (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119002), filed with the
                      Securities and Exchange Commission on September 15, 2004)
10.7                  Distribution Agreement dated July 30, 2001 by and between the Company and NetSys Pte. Ltd. (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119002), filed with the
                      Securities and  Exchange Commission on September 15, 2004)
10.8                  Reseller  Agreement  dated January 1, 2004 between the Company and NEOframe Inc.  (Incorporated by reference to the Company's registration statement on Form SB-2 (File No. 333-119002),  filed with the Securities and Exchange Commission on September 15, 2004)
10.9                  Distribution  Agreement  dated  January 5, 2004 between the Company and Seoul  Electrons  Corp.
                      (Incorporated  by  reference  to the  Company's  registration  statement on Form SB-2 (File No.
                      333-119002), filed with the Securities and Exchange Commission on September 15, 2004)
10.10                 Agency   Agreement  dated  December  1,  2000  between  the  Company  and  Gigalink  Co.,  Ltd.
                      (Incorporated  by  reference  to the  Company's  registration  statement on Form SB-2 (File No.
                      333-119002), filed with the Securities and Exchange Commission on September 15, 2004)
10.11                 Distributorship  Agreement  dated  August 1, 2001  between  the  Company  and Locus  Co.,  Ltd.
                      (Incorporated  by  reference  to the  Company's  registration  statement on Form SB-2 (File No.
                      333-119002), filed with the Securities and Exchange Commission on September 15, 2004)
10.12                 Distributorship  Agreement  dated  October  30, 2001  between the Company and SNET  Systems Co.
                      (Incorporated  by  reference  to the  Company's  registration  statement on Form SB-2 (File No.
                      333-119002), filed with the Securities and Exchange Commission on September 15, 2004)
10.13                 Distributorship  Agreement  dated  November 1, 2001 between the Company and i-Craft  Co.,  Ltd.
                      (Incorporated  by  reference  to the  Company's  registration  statement on Form SB-2 (File No.
                      333-119002), filed with the Securities and Exchange Commission on September 15, 2004)
10.14                 Distribution  Agreement dated March 15, 2006 among Cintel Corp. and InterSpace Computers,  Inc.
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on May 3, 2006)
10.15                 Securities  Purchase Agreement dated October 17, 2005 by and among Cintel Corp. and Sang Yon Oh
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on October 21, 2005)
10.16                 Securities  Purchase Agreement dated October 17, 2005 by and among Cintel Corp. and Tai Bok Kim
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on October 21, 2005)
10.17                 Securities  Purchase  Agreement dated November 17, 2005 by and among Cintel Corp. and Meung Jun
                      Lee  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on November 21, 2005)
10.18                 Securities  Purchase  Agreement  dated November 17, 2005 by and among Cintel Corp. and Jin Yong
                      Kim  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on November 21, 2005)


10.19                 Securities  Purchase  Agreement  dated  November 17, 2005 by and among Cintel Corp. and Su Jung
                      Jun  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on November 21, 2005)
10.20                 Securities  Purchase Agreement dated November 17, 2005 by and among Cintel Corp. and Se Jung Oh
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on November 21, 2005)
10.21                 Securities  Purchase  Agreement  dated  November 17, 2005 by and among Cintel Corp. and Sun Kug
                      Hwang  (Incorporated  by  reference to the  Company's  Form 8-K filed with the  Securities  and
                      Exchange Commission on November 21, 2005)
10.22                 Securities Purchase Agreement dated November 17, 2005 by and among Cintel Corp. and Woo Young Moon
                      (Incorporated by  reference to the Company's Form 8-K filed with the
                      Securities and Exchange Commission on November 21, 2005)
10.23                 Securities  Purchase  Agreement  dated November 17, 2005 by and among Cintel Corp. and Joo Chan
                      Lee  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on November 21, 2005)
10.24                 Securities  Purchase  Agreement  dated  November 17, 2005 by and among Cintel Corp. and Sang Ho
                      Han  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on November 21, 2005)
10.25                 Securities  Purchase Agreement dated November 17, 2005 by and among Cintel Corp. and Jun Ro Kim
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on November 21, 2005)
10.26                 Securities  Purchase  Agreement  dated  November 17, 2005 by and among Cintel Corp. and Tai Bok
                      Kim  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on November 21, 2005)
10.27                 Securities  Purchase  Agreement  dated  December 15, 2005 by and among Cintel Corp. and Tai Bok
                      Kim  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on December 20, 2005)
10.28                 Securities  Purchase  Agreement  dated December 15, 2005 by and among Cintel Corp. and Joo Chan
                      Lee  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on December 20, 2005)
10.29                 Securities  Purchase  Agreement dated December 15, 2005 by and among Cintel Corp. and Sang Yong
                      Oh  (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange
                      Commission on December 20, 2005)
10.30                 Securities  Purchase Agreement dated December 15, 2005 by and among Cintel Corp. and JungMi Lee
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on December 20, 2005)
10.31                 Securities  Purchase  Agreement  dated December 15, 2005 by and among Cintel Corp. and Sung Min
                      Chang  (Incorporated  by  reference to the  Company's  Form 8-K filed with the  Securities  and
                      Exchange Commission on December 20, 2005)
10.32                 Securities  Purchase  Agreement  dated  December 15, 2005 by and among Cintel Corp. and Eun Suk
                      Shin  (Incorporated  by  reference  to the  Company's  Form 8-K filed with the  Securities  and
                      Exchange Commission on December 20, 2005)
10.33                 Securities  Purchase  Agreement  dated  December 15, 2005 by and among Cintel Corp. and Overnet
                      Co., Ltd.  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and
                      Exchange Commission on December 20, 2005)
10.34                 Securities  Purchase  Agreement  dated December 15, 2005 by and among Cintel Corp. and Yeun Jae
                      Jo  (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange
                      Commission on December 20, 2005)
10.35                 Securities  Purchase  Agreement  dated  December 15, 2005 by and among Cintel Corp. and Equinox
                      Partners Inc.  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and Exchange Commission on December 20, 2005)
10.36                 Securities  Purchase  Agreement  dated December 16, 2005 by and among Cintel Corp. and Kei Wook
                      Lee  (Incorporated  by  reference  to the  Company's  Form 8-K filed  with the  Securities  and
                      Exchange Commission on December 20, 2005)
10.37                 Securities  Purchase  Agreement  December 26, 2005 by and among  Cintel Corp.  and SeokKyu Hong
                      (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                      Commission on December 30, 2005)


10.38                 Securities  Purchase Agreement dated December 26, 2005, 2005 by and among Cintel Corp. and Moon
                      Soo Park  (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities and
                      Exchange Commission on December 30, 2005)
21.1                  Subsidiaries  (Incorporated  by reference to the Company's annual report on Form 10-KSB for the fiscal year ended  December 31, 2005,  filed with the  Securities  and Exchange  Commission  on
                      April 17, 2006)
23.1*                 Consent of SF Partnership, LLP
23.2*                 Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
-----------------------
* Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and
                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Seoul, Korea, on June 23, 2006.

                                         CINTEL CORP.


        Date: June 23, 2006         By:   /s/ Sang Don Kim
                                         -------------------------------------
                                         Sang Don Kim
                                         President, Chief Executive Officer
                                         and Director


        Date: June 23, 2006         By:   /s/ Kyo Jin Kang
                                         -------------------------------------
                                         Kyo Jin Kang
                                         Chief Financial Officer and
                                         Principal Accounting Officer

         In accordance with the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

                Signature                                      Title                                 Date
                ---------                                      -----                                 ----

/s/Sang Don Kim                                              President, Chief Executive                June 23, 2006
------------------------------------------                   Officer and Director
Sang Don Kim

/s/Kyo Jin Kang                                              Chief Financial Officer and                June 23, 2006
------------------------                                     Principal Accounting Officer
Kyo Jin Kang




                                     II-10